UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SPARTAN MOTORS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 23, 2007

To Our Shareholders:

          You are cordially invited to attend the annual meeting of shareholders of Spartan Motors, Inc. on Wednesday, May 23, 2007, at 4:30 p.m., local time. The annual meeting will be held at the new Plant 8 of Spartan Chassis, Inc. located at 1000 Reynolds Road, Charlotte, Michigan 48813.

          At the annual meeting, in addition to voting on the election of directors and the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the current fiscal year, you will hear a report on Spartan Motors' business activities. On the following pages you will find the notice of annual meeting of shareholders and the proxy statement. We are mailing the proxy statement and enclosed proxy card to our shareholders on or about April 23, 2007.

          It is important that your shares be represented at the annual meeting, regardless of how many shares you own. Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy card as soon as possible. Sending a proxy card will not affect your right to vote in person if you attend the meeting.

Sincerely, John E. Sztykiel President and Chief Executive Officer

Your vote is important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our shareholders:

          You are cordially invited to attend the 2007 annual meeting of shareholders of Spartan Motors, Inc. The meeting will be held on Wednesday, May 23, 2007, at 4:30 p.m., local time, at the new Plant 8 of Spartan Chassis, Inc. located at 1000 Reynolds Road, Charlotte, Michigan 48813. At the meeting, we will:

(1)	consider and vote on the election of two directors to three-year terms expiring in 2010;

(2)	consider and vote on the ratification of the appointment of BDO Seidman, LLP as Spartan Motors' independent registered public accounting firm for the current fiscal year;

(3)	vote on an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock;

(4)	vote on the proposed Stock Incentive Plan of 2007; and

(5)	transact such other business as may properly come before the annual meeting.

          You may vote at the meeting only if you were a shareholder of record of Spartan Motors common stock at the close of business on April 3, 2007.

          Copies of the annual report to shareholders for the year ended December 31, 2006 and the annual report on Form 10-K for the fiscal year ended December 31, 2006 are enclosed with this notice. We are mailing the following proxy statement and enclosed proxy card to our shareholders on or about April 23, 2007.

James W. Knapp
Secretary

Charlotte, Michigan
April __, 2007

Your vote is important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

SPARTAN MOTORS, INC.

ANNUAL MEETING OF SHAREHOLDERS

MAY 23, 2007

PROXY STATEMENT

Introduction

Use of Terms

          In this proxy statement, "we," "us," "our," the "Company," "Spartan Motors," and "Spartan" refer to Spartan Motors, Inc., and "you" and "your" refer to shareholders of Spartan Motors.

Time and Place of Annual Meeting

          You are cordially invited to attend the 2007 annual meeting of shareholders of Spartan Motors, Inc. The annual meeting will be held on Wednesday, May 23, 2007, at 4:30 p.m., local time, at the new Plant 8 of Spartan Chassis, Inc. located at 1000 Reynolds Road, Michigan 48813.

Solicitation of Proxies

          This proxy statement and the enclosed proxy card are being furnished to you in connection with the solicitation of proxies by Spartan Motors' board of directors for use at the annual meeting, and any adjournment of the meeting.

Mailing Date

          This proxy statement is being mailed on and after April 23, 2007 to Spartan Motors' shareholders as of the record date.

Purposes of the Meeting

          The purposes of the annual meeting are to consider and vote on:

•	the election of two directors to three-year terms expiring in 2010;

•	the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the current fiscal year;

•	vote on an amendment to the Articles of Incorporation to increase the authorized shares of common stock;

•	vote on the proposed Spartan Motors, Inc. Stock Incentive Plan of 2007; and

•	such other business as may properly come before the meeting.

          We do not know of any other matters to be presented for consideration at the annual meeting. If any other matters are presented, the persons named as proxies on the enclosed proxy card will have discretionary authority to vote on those matters in accordance with their judgment.

Record Date

          You may vote at the meeting if you were a shareholder of record of Spartan Motors common stock on April 3, 2007. Each such shareholder is entitled to one vote per share on each matter presented for a shareholder vote at the meeting.

          As of April 3, 2007, there were 21,456,996 shares of Spartan Motors common stock outstanding.

How to Vote Your Shares

          If you are a shareholder of record, that is, you hold your Spartan Motors stock in certificate form, you may vote by returning the enclosed proxy card. If you properly complete and sign the enclosed proxy card and return it so that we receive it before the meeting, the shares of Spartan Motors common stock represented by your proxy will be voted at the annual meeting and any adjournment of the annual meeting, as long as you do not revoke the proxy before or at the meeting.

          Regardless of how you vote, if you specify a choice, your shares will be voted as specified. If you do not specify a choice on your signed, returned proxy, your shares will be voted for: (1) the election of all nominees for director named in this proxy statement, (2) the amendment of the Company's Articles of Incorporation to increase the number of authorized shares of common stock, (3) approval of the proposed Spartan Motors, Inc. Stock Incentive Plan of 2007, (4) the ratification of the appointment of BDO Seidman, LLP as Spartan Motors' independent registered public accounting firm for the current fiscal year, and (5) with respect to any other matters that may come before the meeting or any adjournment of the meeting, in accordance with the discretion of the persons named as proxies on the proxy card.

"Street Name" Shareholders

          If you hold your shares in "street name," that is, your shares are registered in the name of a bank, broker or other nominee, which we will collectively refer to as your "broker," your broker must vote your shares if you provide it with proper and timely voting instructions. Please check the voting forms and instructions provided by your broker or its agent.

How to Revoke Your Proxy

          If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the meeting by doing any of the following three things:

•	by delivering written notice of revocation to Spartan Motors' Corporate Secretary, 1000 Reynolds Road, Charlotte, Michigan 48813;

•	by delivering a proxy card bearing a later date than the proxy that you wish to revoke; or

•	by attending the meeting and voting in person.

          Your last vote properly received before the meeting is the vote that will be counted. Please note that attending the meeting will not by itself revoke your proxy.

          If you are a street name holder and have instructed your broker to vote your shares, you must follow directions from your broker to change your vote.

Quorum

          In order for business to be conducted at the meeting, a quorum must be present. The presence in person or by properly executed proxy of the holders of a majority of all of the issued and outstanding shares of Spartan Motors common stock entitled to vote is necessary for a quorum at the meeting. For purposes of determining whether a quorum is present, we will include shares that are present or represented by proxy, including abstentions and broker non-votes.

Adjournment

          The shareholders present at the meeting, in person or represented by proxy, may by a majority vote adjourn the meeting despite the absence of a quorum. If there is not a quorum at the meeting, we expect to adjourn the meeting to solicit additional proxies.

Required Votes

          Election of Directors. A plurality of the shares voting is required to elect directors. This means that if there are more nominees than positions to be filled, the nominees who receive the most votes will be elected to the open director positions. In counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will be counted as not voted. These shares will be deducted from the total shares of which a plurality is required.

          Other Matters. The proposal to amend the Company's Articles of Incorporation will be approved only upon an affirmative vote of a majority of the outstanding shares. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will have the same effect as a vote against the proposal.

          The proposals to approve the Spartan Motors, Inc. Stock Incentive Plan of 2007 and to ratify the appointment of BDO Seidman, LLP as Spartan Motors' independent auditors for the current fiscal year will be approved if a majority of the shares voted at the meeting are voted in favor of the respective proposals. In counting votes on these proposals, abstentions and broker non-votes will not be counted as voted. Shares that are not voted will be deducted from the total shares of which a majority is required.

          We do not know of any other matters to be presented for shareholder action at the annual meeting.

          Broker Non-Votes. A broker non-vote occurs when a shareholder holds his or her stock through a broker and the broker does not vote those shares. This usually occurs because the broker has not received timely voting instructions from that shareholder and the broker does not have discretionary voting power for the particular item upon which the vote is taken.

          It is important that you instruct your broker how to vote shares held by you in street name using the vote instruction form provided by your broker. Your broker should vote your shares as you direct if you provide timely instructions on how to vote by following the information provided to you by your broker.

Election of Directors

Nominees for Election

          The board of directors proposes that the following two individuals be elected as directors of Spartan Motors for three-year terms expiring at the annual meeting of shareholders to be held in 2010:

George Tesseris
David R. Wilson

          Each nominee is presently a director of Spartan Motors whose term will expire at the annual meeting. Biographical information concerning the nominees appears below under the heading "Spartan Motors' Board of Directors and Executive Officers," beginning on page [18].

          The persons named as proxies in the proxy card intend to vote for the election of each of the nominees. The proposed nominees are willing to be elected and to serve as directors of Spartan Motors. However, if any or all of the nominees become unable to serve or otherwise unavailable for election, which we do not anticipate, the incumbent board of directors may or may not select a substitute nominee or nominees. If a substitute nominee or nominees is or are selected, the shares represented by your proxy card will be voted for the election of the substitute nominee(s), unless you give other instructions. If a substitute is not selected, all proxies will be voted for the election of the remaining nominee(s). Proxies will not be voted for more than three nominees.

          Your board of directors recommends that you vote FOR election of each nominee.

Amendment of the Articles of Incorporation

          The Board of Directors proposes to amend the Third Article of the Spartan Motors, Inc. Articles of Incorporation to increase the Company's authorized capital stock from 25,900,000 shares, of which 23,900,000 are shares of common stock, $0.01 par value per share ("Common Stock"), to 42,000,000 shares, of which 40,000,000 would be shares of Common Stock. The purpose of the amendment is to provide additional shares of Common Stock for possible future issuance.

          As of February 28, 2007, there were 21,329,309 shares of Common Stock issued and outstanding. If all outstanding stock options were exercised, there would have been approximately 22,226,162 shares of Common Stock issued and outstanding as of February 28, 2007. A significant number of our existing authorized shares were used in connection with the three-for-two stock split (in the form of a stock dividend) distributed on December 15, 2006.

          The Board of Directors believes that it is advisable to have additional authorized shares of Common Stock available to give Spartan the ability to react quickly to opportunities. Although the Board of Directors has no present plans or commitments for the issuance of any of the additional shares that would be authorized upon approval of this amendment, such shares would be available for equity incentive plans, possible future stock splits and dividends, public or private offerings of Common Stock or securities convertible into Common Stock, equity-based acquisitions and other corporate purposes that might be proposed. If Spartan's authorized capital stock is not increased, as of February 28, 2007, it would have fewer than 1.1 million shares available for such uses.

          All of the additional shares resulting from the increase in Spartan's authorized Common Stock would be of the same class with the same dividend, voting and liquidation rights as the shares of Common Stock presently outstanding. Spartan's authorized capital stock also includes, and will continue to include without increase, 2,000,000 shares of preferred stock, none of which is currently outstanding. Stockholders have no preemptive rights to acquire shares issued by Spartan under its Articles of Incorporation and stockholders would not acquire preemptive rights with respect to additional shares under the proposed amendment to Spartan's Articles of Incorporation. Under some circumstances, the issuance of additional shares of Common Stock could dilute the voting rights, equity and earnings per share of existing stockholders.

          If the proposed amendment is adopted, the newly authorized shares would be unreserved and available for issuance by Spartan without further stockholder authorization.

          Although the Board of Directors has no present intention of issuing any additional shares of Common Stock as an anti-takeover measure, the proposed increase in authorized but unissued Common Stock could be considered an anti-takeover measure because the additional authorized but unissued shares of Common Stock could be used by the Board of Directors to make a change in control of Spartan more difficult.

          The first paragraph of the Third Article of the Company's Articles of Incorporation, as amended, would read as follows (changed text is underlined):

          "The total number of shares of which the Company shall have the authority to issue is forty-two million (42,000,000) divided into two classes, as follows:

          (1)          Forty million (40,000,000) shares of common stock of the par value of One Cent ($.01), which shall be called "Common Stock."

          (2)          Two million (2,000,000) shares of preferred stock, having no par value, which shall be called the "Preferred Stock."

          The affirmative vote of holders of a majority of outstanding shares entitled to vote at the annual meeting of shareholders is required to approve the proposed amendment to Spartan's Certificate of Incorporation.

          Your Board of Directors recommends that you vote FOR the approval of the amendment to Spartan's Articles of Incorporation.

Stock Incentive Plan of 2007

General

          The board of directors believes that the long-term interests of Spartan Motors would be advanced by aligning the interests of its directors, officers and employees with the interests of its shareholders. Therefore, to attract, retain and motivate directors, officers and key employees of exceptional abilities, and to recognize the significant contributions these individuals have made to the long-term performance and growth of Spartan Motors and its subsidiaries, on March 12, 2007, the board of directors adopted and approved, subject to shareholder approval, the Spartan Motors, Inc. Stock Incentive Plan of 2007 (the "Plan"). The Plan is intended to supplement and continue the compensation policies and practices of our other equity compensation plans, which we have used for several years, including our 1994 Incentive Stock Option Plan, our Stock Option and Restricted Stock Plan of 1998, our Stock Option and Restricted Stock Plan of 2003, and our Stock Incentive Plan of 2005. Because there are a limited number of shares available for issuance under previously authorized plans (approximately 461,376 shares in total as of December 31, 2006), the board of directors believes that approval of the Plan is advisable to make additional shares available for stock options and other awards.

          We intend to use the Plan to grant equity-based incentives to eligible participants. Like our Stock Incentive Plan of 2005, the Plan would permit the grant of several forms of long-term incentive compensation, if determined to be desirable to advance the purposes of the Plan. These forms of long-term incentive compensation include incentive stock options within the meaning of the Internal Revenue Code, non-qualified stock options, stock appreciation rights, restricted stock units, restricted stock and stock awards (together with incentive stock options, collectively referred to as "incentive awards"). By combining in a single plan many types of incentives commonly used in long-term incentive compensation programs, the Plan is intended to provide Spartan Motors with a great deal of flexibility in designing specific long-term incentives to best promote the objectives of the Plan and in turn promote the interests of our shareholders.

          If shareholders approve the Plan, then incentive awards could be granted to eligible participants. The Plan provides for specific annual grants of stock appreciation rights and restricted stock to each "non-employee director" (within the meaning of Rule 16b-3 of the Exchange Act). No incentive awards would be granted under the Plan on a date that is more than ten years after the Plan's effective date. The effective date of the Plan will be the date of the 2007 annual meeting of shareholders, if the shareholders approve the Plan. Incentive awards would be granted under the Plan to participants for no cash consideration or for such minimum consideration as determined by the Compensation Committee. The Plan would not be qualified under Section 401(a) of the Internal Revenue Code and would not be subject to the Employee Retirement Income Security Act of 1974 (ERISA). The Plan is drafted to comply with Section 409A of the Internal Revenue Code, which imposes specific rules on timing and payment of deferred compensation.

          The following is a summary of the principal features of the Plan; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Plan. The summary is qualified in its entirety by reference to the terms of the Plan, a copy of which is attached as Appendix A to this proxy statement. Included in the summary is information regarding the effect of U.S. federal tax laws upon participants and Spartan Motors. This information is not a complete summary of such tax laws and does not discuss the income tax laws of any state or foreign country in which a participant may reside, and is subject to change. Participants in the Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in and receiving incentive awards under the Plan.

Authorized Shares

          Subject to certain anti-dilution and other adjustments, 900,000 shares of Spartan Motors common stock would be available for incentive awards under the Plan. Shares of common stock authorized under the Plan could be either unissued shares, shares issued and repurchased by Spartan Motors (including shares purchased on the open market), shares issued and otherwise reacquired by Spartan Motors or shares otherwise held by Spartan Motors. Shares subject to incentive awards that are canceled, surrendered, modified, exchanged for substitute incentive awards, or that expire or terminate would remain available under the Plan. On April 3, 2007, the closing price of Spartan Motors common stock on The Nasdaq Stock Market, Inc. was $24.49 per share. The Plan would not allow more than 50% of the shares authorized under the Plan to be issued as stock awards, restricted stock or restricted stock units. The Plan would not allow any participant to receive, in any calendar year, incentive awards issued under the Plan with respect to more than 125,000 shares of Spartan Motors common stock. Upon the occurrence of certain corporate events (e.g., merger, stock dividend), the Compensation Committee could adjust the incentive awards appropriately.

Eligible Participants

          We anticipate that the persons who will receive incentive awards under the Plan will be directors of Spartan Motors (currently seven persons) and executive officers (currently four persons, three of whom are also directors) and other employees (currently approximately 68 additional persons) of Spartan Motors and its subsidiaries. Under our current and prior plans, we have granted stock options to all employees who meet certain length-of-service requirements (typically, one year). Additional individuals may become directors, officers or employees in the future and could participate in the Plan. Directors, nominees for director, officers and employees of Spartan Motors and its subsidiaries may be considered to have an interest in the Plan because they may in the future receive incentive awards under it.

          The Plan applies to both employees of Spartan Motors and non-employee directors. No incentive awards have yet been made under the Plan. As such, the benefits to be received by our employee directors, executive officers and other employees are not presently determinable and the benefits that would have been received had the Plan been in effect for the most recent fiscal year are similarly not determinable. Benefits to be received by our non-employee directors each year, and that would have been received by them in the most recent fiscal year had the Plan then been in effect, are described below.

          No incentive awards have been granted or received under the Plan through the date of this proxy statement, including by the individuals and groups listed within the table below. The following table sets forth the incentive awards that would have been awarded to the listed individuals and groups under the Plan during fiscal year 2006 if the Plan had been in effect for fiscal year 2006 and that are determinable. It does not set forth any grants made under Spartan Motors' previously authorized option or stock incentive plans. Furthermore, it does not set forth options or other incentive awards that could be granted in the future under the Plan, because they are not determinable at this time except as noted.

NEW PLAN BENEFITS

Spartan Motors, Inc.
Stock Incentive Plan of 2007

Number of Units(2)
Name and Position	Dollar Value ($)(1)(2)	Number of shares of Restricted Stock	Number of SARs(3)

John E. Sztykiel President, Chief Executive Officer and Director	$--	--	--

Richard J. Schalter Executive Vice President and Director	--	--	--

William F. Foster Vice President and Director	--	--	--

James W. Knapp Chief Financial Officer, Secretary and Treasurer	--	--	--

James L. Logan Vice President of Engineering, Spartan Motors Chassis	--	--	--

Executive Group	--	--	--
Non-Executive Director Group(4)	234,814	16,200	13,500
Non-Executive Officer Employee Group(5)	--	--	--

______________________________

(1)

The dollar value of each share of restricted stock has been calculated at the market price of a share of common stock of Spartan Motors on the respective date on which the share would have been granted. The market price on June 30, 2006 was $10.18 (adjusted for splits); 16,200 shares of restricted stock would have been awarded to members of the listed group on that date, for a value of $164,916.

The dollar value of the stock appreciation rights ("SARs") has been estimated as $5.09 per share, a value of $68,715 for the 13,500 SARs. This value was estimated as of December 29, 2006 using a market price of $15.18 and the Black-Scholes pricing model with the following weighted-average assumptions used:

Dividend Yield	Expected Volatility	Risk Free Interest Rate	Expected Lives

1.5%	35%	4.7%	5 years

(2)

Because the Plan is subject to shareholder approval and cannot become effective until the 2007 annual meeting of shareholders, no incentive awards have been made under the Plan. This table represents the incentive awards that would have been awarded under the Plan during fiscal year 2006 if the Plan had been in effect for fiscal year 2006. Except as indicated with respect to the Non-Executive Director Group, it is not possible to determine the type or number of incentive awards that would have been awarded during fiscal year 2006 under the Plan, because Spartan Motors already has other restricted stock and option plans that are in effect and under which restricted shares and options may still be awarded. Some or all restricted shares and options could have been awarded under any, some, or all of these plans or the Plan.

(3)	The per-share base price of each SAR is equal to or greater than the market price of a share of Spartan Motors common stock on the date of the grant.

(4)

Each continuing "non-employee director" (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934) who is serving on the applicable date would automatically receive pursuant to the Plan, on June 30 of each year, an incentive award of 3,150 shares of restricted stock, each share of which would not be transferable for at least one year. Any non-employee director who is at the time of such grant the chairman of the board of directors, would instead receive 6,750 shares of restricted stock subject to the same transfer restrictions. In addition, each non-employee director who is serving on the applicable date would automatically receive pursuant to the Plan, on December 31 of each year, an incentive award of SARs with respect to 2,625 shares of Spartan Motors common stock. Any non-employee director who is at the time of such grant the chairman of the board of directors, would instead receive SARs with respect to 5,625 shares. As of June 30, 2006 and December 31, 2006, there were four non-employee directors, one of whom was the chairman of the board of directors.

(5)	The Non-Executive Officer Employee Group consists of all other employees as a group, including current officers who are not executive officers.

Administration of the Plan

          The Plan would be administered by the Compensation Committee of the board of directors. The Compensation Committee would determine, subject to the terms of the Plan, the persons to receive incentive awards, the nature and amount of incentive awards to be granted to each person (subject to the limits specified in the Plan), the time of each grant, the terms and duration of each grant and all other determinations necessary or advisable for administration of the Plan. The Compensation Committee could amend the terms of incentive awards granted under the Plan from time to time in any manner, subject to the limitations specified in the Plan.

Stock Options

          The Plan would permit Spartan Motors to grant to participants options to purchase shares of Spartan Motors common stock at stated prices for specific periods of time. Certain stock options that could be granted to employees under the Plan may qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code. Spartan Motors has traditionally granted incentive stock options to its officers and key employees as a form of long-term, equity-based incentive compensation. The Plan also allows for the grant of stock options to employees and to non-employee directors that are not intended to qualify as incentive stock options within the meaning of the Internal Revenue Code. Incentive stock options would be available only for employees. They would not be available for directors who are not employees. Unless the Plan is terminated earlier by the board of directors, stock options could be granted at any time before May 22, 2017, when the Plan will terminate according to its terms. The Compensation Committee could award options for any amount of consideration or no consideration, as the Compensation Committee determines.

          The Compensation Committee would establish the terms of individual stock option grants in stock option agreements or certificates of award, or both. These documents would contain terms, conditions and restrictions that the Compensation Committee determines to be appropriate. These restrictions could include vesting requirements to encourage long-term ownership of shares.

          The exercise price of a stock option would be determined by the Compensation Committee, but must be at least 100% of the market value of Spartan Motors common stock on the date of grant. No stock option could be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such stock options to the same participant, and no repricing, replacement, regrant or modification will be permitted to reduce the exercise price below market value on the date of the grant.

          When exercising all or a portion of a stock option, a participant could pay the exercise price with cash or, if permitted by the Compensation Committee, shares of Spartan Motors common stock that the participant has held for at least six months, or other consideration substantially equal to cash. In addition, the Compensation Committee may implement a program for broker-assisted cashless exercises of stock options.

          Although the term of each stock option would be determined by the Compensation Committee, no stock option would be exercisable under the Plan after ten years from the date it was granted. Stock options generally would be exercisable if an option holder dies or becomes disabled, or for limited periods of time if an option holder is terminated without cause or voluntarily leaves his or her employment or directorship before retirement (as defined in the Plan). If an option holder is terminated for cause (as determined by the Compensation Committee or officers designated by the Compensation Committee), the option holder would forfeit all rights to exercise any outstanding stock options. Subject to the other terms of the Plan, if an option holder retires (as specified in the Plan), he or she could exercise options for the remainder of their terms, unless the terms of the option agreement or award provide otherwise.

          Without Compensation Committee approval, stock options granted under the Plan generally could not be transferred, except by will or by the laws of descent and distribution, unless transfer is permitted by the terms of the grant or the applicable stock option agreement. The Compensation Committee could impose other restrictions on shares of common stock acquired through a stock option exercise.

Federal Tax Consequences of Stock Options

          Incentive Stock Options. Under current federal income tax laws, an option holder would not recognize income and Spartan Motors would not receive a deduction at the time an incentive stock option is granted or at the time the incentive stock option is exercised. However, the difference between the market value of the common stock subject to the incentive stock option and the exercise price would be a tax preference item for purposes of calculating alternative minimum tax. Upon the sale or other disposition of the common stock acquired pursuant to an incentive stock option, as long as (i) the option holder held the stock for at least one year after the exercise of the stock option and at least two years after the grant of the stock option, and (ii) the stock option is exercised not later than three months after termination of employment (one year in the event of disability), the option holder's basis would equal the exercise price and the option holder would pay tax on the difference between the sale proceeds and the exercise price as capital gain. Spartan Motors would receive no deduction for federal income tax purposes under these circumstances. Special rules apply when an option holder dies.

          If an option holder fails to meet any of the conditions described above relating to holding periods and exercises following termination of employment, he or she generally would recognize compensation taxed as ordinary income equal to the difference between (1) the lesser of (a) the fair market value of the common stock acquired pursuant to the stock option at the time of exercise or (b) the amount realized on the sale or disposition and (2) the exercise price paid for the stock. Spartan Motors would then receive a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. Additional gains, if any, recognized by the option holder would result in the recognition of short- or long-term capital gain.

          Nonqualified Stock Options. Federal income tax laws provide different rules for nonqualified stock options - those options that do not meet the Internal Revenue Code's definition of an incentive stock option. Under current federal income tax laws, an option holder would not recognize any income and Spartan Motors would not receive a deduction when a nonqualified stock option is granted. If a nonqualified option is exercised, the option holder would recognize compensation income equal to the difference between the exercise price paid and the market value of the stock acquired upon exercise (on the date of exercise). Spartan Motors would receive a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. The option holder's tax basis in the shares acquired would be the exercise price paid plus the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short-term or long-term capital gain (or loss).

Stock Appreciation Rights

          The Plan would also permit the Compensation Committee to grant stock appreciation rights. A stock appreciation right permits the holder to receive the difference between the market value of the shares of common stock subject to the stock appreciation right on the exercise date of the stock appreciation right and a "base" price set by the Compensation Committee. Under the Plan, the per-share base price for exercise or settlement of stock appreciation rights must be equal to or greater than the market value of such shares on the date the stock appreciation rights are granted. Stock appreciation rights would be exercisable on dates determined by the Compensation Committee at the time of grant. The Compensation Committee could award stock appreciation rights for any amount of consideration or no consideration, as the Compensation Committee determines.

          No stock appreciation rights could be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the base price of such stock appreciation rights to the same participants, and no repricing, replacement, regrant or modification will be permitted to reduce the exercise price below market value on the date of the grant.

          Stock appreciation rights would be subject to terms and conditions determined by the Compensation Committee. A stock appreciation right could relate to a particular stock option and could be granted simultaneously with or subsequent to the stock option to which it related. Except to the extent otherwise modified in the grant, (i) stock appreciation rights not related to a stock option would be subject to the same terms and conditions applicable to stock options under the Plan, and (ii) all stock appreciation rights related to stock options granted under the Plan would be granted subject to the same restrictions and conditions and would have the same vesting, exercisability, forfeiture and termination provisions as the stock options to which they related and could be subject to additional restrictions and conditions. Unless the Compensation Committee determines otherwise, stock appreciation rights could be settled only in shares of common stock or cash.

          The Plan provides that stock appreciation rights with respect to 2,625 shares of common stock would be granted automatically on December 31 of each year (beginning on December 31, 2007), to each director who is, at the time of such grant, a non-employee director. However, if any non-employee director is at the time of grant the chairman of the board of directors, the number of shares subject to the stock appreciation rights granted to that director would be 5,625. These automatic grants of stock appreciation rights could be suspended, modified or terminated by the board of directors and would be granted in lieu of certain automatic stock option grants to be otherwise granted on December 31 of each year to non-employee directors, under Spartan Motors' previously authorized stock option plans.

Federal Tax Consequences of Stock Appreciation Rights

          The treatment of stock appreciation rights that are payable solely in the form of Spartan Motors common stock under federal income tax laws is similar to the treatment of nonqualified stock options as described above. Under current federal income tax laws, a participant would not recognize any income and Spartan Motors would not receive a deduction at the time such a stock appreciation right is granted. If a stock appreciation right is exercised, the participant would recognize compensation income in the year of exercise in an amount equal to the difference between the base or settlement price and the market value of the stock acquired upon exercise (on the date of exercise). Spartan Motors would receive a corresponding deduction for federal income tax purposes. The participant's tax basis in the shares acquired would be increased over the exercise price by the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short- or long-term capital gain or loss.

          Federal income tax laws provide different rules for stock appreciation rights that are payable in cash than for those that are payable solely in the form of Spartan Motors common stock. Under current federal income tax laws, a participant would not recognize any income and Spartan Motors would not receive a deduction at the time such a stock appreciation right is granted. Spartan Motors would receive a corresponding deduction in any year in which the participant recognizes taxable income.

Restricted Stock and Restricted Stock Units

          The Plan would also permit the Compensation Committee to award restricted stock and restricted stock units, subject to the terms and conditions set by the Compensation Committee that are consistent with the Plan. Shares of restricted stock are shares of common stock the retention, vesting and/or transferability of which is subject, for specified periods of time, to such terms and conditions as the Compensation Committee deems appropriate. Restricted stock units are incentive awards denominated in units of common stock under which the issuance of shares of common stock is subject to such terms and conditions as the Compensation Committee deems appropriate. For purposes of determining the number of shares available under the Plan, each restricted stock unit would count as the number of shares of common stock subject to the restricted stock unit. Unless determined otherwise by the Compensation Committee, each restricted stock unit would be equal to one share of common stock and would entitle a Participant to either shares of common stock or an amount of cash determined with reference to the value of shares of common stock. The Compensation Committee could award restricted stock or restricted stock units for any amount of consideration or no consideration, as the Compensation Committee determines.

          As with stock option grants, the Compensation Committee would establish the terms of individual awards of restricted stock and restricted stock units in award agreements or certificates of award. Restricted stock and restricted stock units granted to a participant would "vest" (i.e., the restrictions on them would lapse) in the manner and at the times that the Compensation Committee determines. Issuance of restricted stock and restricted stock units will be made within two and a half months after the end of the year in which they vest.

          Unless the Compensation Committee otherwise consents or permits or unless the terms of a restricted stock agreement or award provide otherwise, if a participant's employment or directorship is terminated during the restricted period (i.e., the period of time during which restricted stock is subject to restrictions) for any reason other than death, disability, retirement or for cause, each restricted stock and restricted stock unit award of the participant still subject in full or in part to restrictions at the date of such termination would be forfeited and returned to Spartan Motors. Subject to the terms of the Plan, if a participant retires during the restricted period, the restrictions on the participant's shares of restricted stock or restricted stock units would vest according to their terms and the participant's ownership of the restricted stock and restricted stock units would not be affected by his or her retirement. If the participant's employment or directorship is terminated during the restricted period because of death or disability, the participant's restricted stock and restricted stock units would vest in accordance with their terms and the participant's ownership (or that of his or her successor-in-interest) of such restricted stock and restricted stock units would not be affected by the disability or death. If the participant's employment or directorship is terminated for cause, the participant would have no further right to exercise or receive any restricted stock or restricted stock units and all restricted stock and restricted stock units still subject to restrictions at the date of such termination would be forfeited and returned to Spartan Motors.

          Without Compensation Committee authorization, until restricted stock or restricted stock units vest, the recipient of the restricted stock or restricted stock units would not be allowed to sell, exchange, transfer, pledge, assign or otherwise dispose of restricted stock or restricted stock units other than by will or the laws of descent and distribution. All rights with respect to restricted stock would only be exercisable during a participant's lifetime by the participant or his or her guardian or legal representative. The Compensation Committee could impose additional restrictions on shares of restricted stock and restricted stock units. Except for restrictions on transferability, holders of restricted stock would enjoy all other rights of a shareholder with respect to restricted stock, including dividend and liquidation rights and full voting rights. Holders of restricted stock units would enjoy dividend and liquidation rights with respect to shares of common stock subject to unvested restricted stock units, but would not enjoy voting rights with respect to such shares. Unless the Compensation Committee determines otherwise, any noncash dividends or distributions paid with respect to shares of unvested restricted stock and shares of common stock subject to unvested restricted stock units would be subject to the same restrictions and vesting schedule as the shares to which such dividends or distributions relate.

          The Plan provides that 3,150 shares of restricted stock would be granted automatically on June 30 of each year (beginning on June 30, 2008), to each director who is, at the time of such grant, a non-employee director. However, if any non-employee director is at the time of grant the chairman of the board of directors, 6,750 shares of restricted stock would instead be granted to that director. These annual grants of restricted stock would be subject to a vesting period of at least one year. In addition, they could be suspended, modified or terminated by the board of directors and would be granted in lieu of certain automatic stock option grants to be otherwise granted on June 30 of each year to non-employee directors, under Spartan Motors' previously authorized stock option plans.

Federal Tax Consequences of Restricted Stock and Restricted Stock Units

          Generally, under current federal income tax laws a participant would not recognize income upon the award of restricted stock or restricted stock units. However, a participant would be required to recognize compensation income at the time the award vests (when the restrictions lapse) equal to the difference between the fair market value of the stock at vesting and the amount paid for the stock (if any). At the time the participant recognizes compensation income, Spartan Motors would be entitled to a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. If restricted stock or restricted stock units are forfeited by a participant, the participant would not recognize income with respect to the forfeited award and Spartan Motors would not receive a corresponding deduction. Prior to the vesting and lapse of restrictions, dividends paid on shares subject to awards of restricted stock and restricted stock units would be reported as compensation income to the participant and Spartan Motors would receive a corresponding deduction, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply.

          A participant could, within 30 days after the date of an award of restricted stock (but not an award of restricted stock units), elect to report compensation income for the tax year in which the restricted stock is awarded. If the participant makes this election, the amount of compensation income would be equal to the difference between the fair market value of the restricted stock at the time of the award and the amount paid for the stock (if any). Any later appreciation in the value of the restricted stock would be treated as capital gain and recognized only upon the sale of the stock subject to the award of restricted stock. Dividends received after such an election would be taxable as dividends and not treated as additional compensation income. If, however, restricted stock is forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount that he or she earlier reported as income. Upon the sale of shares subject to the restricted stock award, a participant would recognize capital gain (or loss) in the amount of the difference between the sale price and the participant's basis in the stock.

Stock Awards

          The Plan would also permit the Compensation Committee to make stock awards. The Compensation Committee could make stock awards for any amount of consideration, or no consideration, as the Compensation Committee determines. A stock award of common stock would be subject to terms and conditions set by the Compensation Committee at the time of the award. Stock award recipients would generally have all voting, dividend, liquidation and other rights with respect to awarded shares of common stock. However, the Compensation Committee could impose restrictions on the assignment or transfer of common stock awarded under the Plan.

Federal Tax Consequences of Stock Awards

          The recipient of a stock award generally would recognize compensation income equal to the difference between the fair market value of the stock when it is awarded and the amount paid for the stock (if any). The recipient's tax basis in the stock would equal the amount of compensation income recognized on the award plus the amount paid by the recipient for the stock (if any). Spartan Motors would be entitled to a corresponding deduction equal to the amount of compensation income recognized by the recipient, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. Upon a subsequent sale of the stock, the recipient would recognize capital gain or loss equal to the difference between the amount realized on the sale and his or her basis in the stock. Different rules may apply where the stock is transferred subject to a "substantial risk of forfeiture."

Effects of a Change in Control of Spartan Motors

          Upon the occurrence of a "change in control" of Spartan Motors (as defined in the Plan), all outstanding stock options and stock appreciation rights would become immediately exercisable in full and would remain exercisable in accordance with their terms. All other outstanding incentive awards under the Plan would immediately become fully vested, exercisable and nonforfeitable. In addition, the Compensation Committee, without the consent of any affected participant, could determine that some or all participants holding outstanding stock options and/or stock appreciation rights would receive, in lieu of some or all of such awards, cash in an amount equal to the greater of the excess of (1) the highest sale price of the shares on The Nasdaq Stock Market, Inc. (or on whatever quotation system or stock exchange Spartan Motors common stock is listed at the time) on the day before the effective date of the change in control or (2) the highest price per share actually paid in connection with the change in control, over the exercise price of the stock options and/or the base price per share of the stock appreciation rights.

Tax Withholding

          If incentive awards are made under the Plan, Spartan Motors could withhold from any cash otherwise payable to a participant or require a participant to remit to Spartan Motors amounts necessary to satisfy applicable withholding and employment-related taxes. Unless the Compensation Committee determines otherwise, minimum required tax withholding obligations could also be satisfied by withholding Spartan Motors common stock to be received upon exercise of or vesting of an incentive award or by delivering to Spartan Motors previously owned shares of common stock.

Termination and Amendment of the Plan or Awards

          The board of directors could terminate the Plan at any time and could from time to time amend the Plan as it considers proper and in the best interests of Spartan Motors, provided that no amendment could impair any outstanding incentive award without the consent of the participant, except according to the terms of the Plan or the incentive award. In addition, no such amendment could be made without the approval of shareholders of Spartan Motors if it would (i) reduce the exercise price of outstanding stock options or the base price of outstanding stock appreciation rights, (ii) increase the individual annual maximum award limit, or (iii) otherwise amend the Plan in any manner requiring shareholder approval by law or under Nasdaq listing requirements or rules.

          Subject to certain limitations, the Compensation Committee could amend or modify the terms of any outstanding incentive award in any manner not prohibited by the Plan. However, incentive awards issued under the Plan could not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect would be to reduce the exercise price or base price of such incentive awards to the same participants. Spartan Motors could also suspend a participant's rights under the Plan for a period of up to sixty days while a participant's termination for cause is considered.

Effective Date of the Plan

          Subject to shareholder approval, the Plan would take effect on May 23, 2007, and, unless terminated earlier by the board of directors, no awards could be made under the Plan after May 22, 2017.

          If the Plan is not approved by the shareholders, no incentive awards will be made under the Plan to any director, officer or employee.

Section 162(m) of the Internal Revenue Code

          Section 162(m) of the Internal Revenue Code, as amended, limits to $1,000,000 the annual income tax deduction that a publicly-held corporation may claim for compensation paid to its chief executive officer and to its four most highly compensated officers other than the chief executive officer. Qualified "performance-based" compensation is exempt from the $1,000,000 limit and may be deducted even if other compensation exceeds $1,000,000. The proposed Plan is intended to provide for the ability to grant awards that qualify as performance-based compensation under Section 162(m) to permit compensation associated with stock options awarded under the Plan to be tax deductible to Spartan Motors while allowing, as nearly as practicable, the continuation of Spartan Motors' pre-existing practices with respect to the award of stock options. No participant in the Plan may be granted, in any calendar year, awards representing more than 125,000 shares of Spartan Motors common stock available for awards under the Plan.

Registration of Shares

          Spartan Motors intends to register shares covered by the Plan under the Securities Act of 1933 before any stock options or stock appreciation rights could be exercised and before any restricted stock, restricted stock units or stock awards are granted.

          Your board of directors recommends that you vote FOR approval of the Stock Incentive Plan of 2007.

Ownership of Spartan Motors Stock

Five Percent Shareholders

          The following table sets forth information as to each person or other entity (including any group) known to Spartan Motors to have been the beneficial owner of more than five percent of Spartan Motors' outstanding shares of common stock as of April 3, 2007 (or any different dates specified in the footnotes to the table):

Name and Address of Beneficial Owner	Sole Voting Power(1)	Sole Dispositive Power	Shared Voting or Dispositive Power	Total Beneficial Ownership(1)	Percent of Class

William F. Foster(1)	1,355,041	1,355,041	-	1,355,041	6.32%

Bear Stearns Asset Management, Inc.(2) 383 Madison Avenue New York, New York 10179	802,277	977,471	684,726	1,853,421	8.64%

Munder Capital Management(3) Munder Capital Center 480 Pierce Street Birmingham, MI 48009	1,504,329	1,519,454	-	1,519,545	7.08%

First Manhattan Co.(6) 437 Madison Avenue New York, NY 10022	723,300	723,300	537,939	1,261,239	5.88%

______________________________

(1)

For Mr. Foster, these numbers include shares subject to options that were exercisable on, or within 60 days after, April 3, 2007, granted under Spartan Motors' stock option plans, and shares that Mr. Foster had the right to acquire through the exercise of Stock Appreciation Rights exercisable on, or within 60 days after, April 3, 2007. For Mr. Foster the number of shares subject to such options was 74,999, and the number of shares that he has the right to acquire through the exercise of Stock Appreciation Rights was 7,176 (based on the closing price of the Company's common stock on April 3, 2007 which was $24.49). This information is based on information provided by Mr. Foster and Company records. Mr. Foster's address is c/o Spartan Motors, Inc., 1000 Reynolds Road, Charlotte, Michigan 48813.

(2)

Based on information set forth in a Schedule 13G filed with the SEC on February 9, 2007. The Schedule 13G indicates that, as of December 31, 2006, Bear Stearns Asset Management, Inc. was considered the beneficial owner of 1,853,421 shares of Spartan Motors common stock. The 13G indicates that Bear Stearns Asset Management, Inc. had shared voting power over 684,726 shares of Spartan Motors common stock and shared power to dispose of 684,726 shares of Spartan Motors common stock.

(3)

Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2007. The Schedule 13G indicates that as of December 31, 2006, Munder Capital Management was considered the beneficial owner of 1,519,454 shares of Spartan Motors common stock as a result of serving as an investment advisor to various clients. The Schedule 13G indicates that, as of December 31, 2006, Munder Capital Management had sole voting power over 1,504,329 shares of Spartan Motors common stock and sole power to dispose of 1,519,454 shares of Spartan Motors common stock.

(6)

Based on information set forth in a Schedule 13G filed with the SEC on February 12, 2007. The Schedule 13G indicates that First Manhattan Co., was considered the beneficial owner of 1,261,239 shares of Spartan Motors common stock as a result of serving as an investment advisor to various clients. The Schedule 13G indicates that First Manhattan Co. had shared voting power over 485,389 shares of Spartan Motors common stock and sole power to vote and dispose of 723,300 shares of Spartan Motors common stock.

Security Ownership of Management

          The following table sets forth the number of shares of common stock that each of Spartan Motors' directors and nominees for director, each of the named persons (as that term is defined in the Summary Compensation Table on page [28]) and all directors and executive officers (including all named persons) as a group beneficially owned as of April 3, 2007:

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Sole Voting and Dispositive Power(2)	Shared Voting or Dispositive Power(3)	Total Beneficial Ownership(2)(3)	Percent of Class

William F. Foster	1,355,041	--	1,355,041	6.32%
John E. Sztykiel	392,326	69,813	462,139	2.15%
David R. Wilson	158,437	--	158,437	*
George Tesseris	114,937	1,500	116,437	*
Charles E. Nihart	95,062	--	95,062	*
Richard J. Schalter	37,433	337	37,770	*
Kenneth Kaczmarek	38,446	--	38,446	*
James W. Knapp	40,503	4,328	44,831	*
James L. Logan	48,132	--	48,132	*
All directors and named persons as a group	2,280,317	75,978	2,356,295	10.98%

*Less than 1%.

(1)

The number of shares stated is based on information provided by each person listed and includes shares personally owned of record by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person.

(2)

These numbers include shares held directly and shares subject to options that are currently exercisable or that are exercisable within 60 days after April 3, 2007, that were awarded under Spartan Motors' 1994 Incentive Stock Option Plans, our 1988 Non-Qualified Stock Option Plan, our Stock Option and Restricted Stock Plan of 1998, our Stock Option and Restricted Stock Plan of 2003, and our Stock Incentive Plan of 2005. These numbers also include shares that the named individual has a right to acquire through the exercise of Stock Appreciation Rights which entitle the holder to obtain a number of shares of common stock having a value equal to the difference between the market value of the stock at exercise and the exercise price of the Rights multiplied by the number of shares being exercised. For the purposes of this table, we have used the closing price of the Company's common stock on April 3, 2007 as the market value, which was $24.49. The number of shares subject to such stock options, and the number of shares that may be acquired upon the exercise of such Stock Appreciation Rights, is shown below for each listed person:

	Options	SARs
John E. Sztykiel	183,749	12,527
William F. Foster	74,999	7,175
David R. Wilson	120,750	6,187
George Tesseris	78,750	2,887
Charles E. Nihart	73,500	2,887
Richard J. Schalter	--	5,227
Kenneth Kaczmarek	26,250	2,887
James W. Knapp	13,250	7,175
James L. Logan	31,124	5,550
All directors and executive officers as a group	602,372	46,958

(3)

These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children or other relatives over whom the listed person may have substantial influence by reason of relationship.

Spartan Motors' Board of Directors and Executive Officers

          Spartan Motors' board of directors currently consists of seven directors. The board of directors is divided into three classes, with each class as nearly equal in number as possible. Each class of directors serves a successive three-year term.

          Biographical information concerning Spartan Motors' directors, executive officers and persons who are nominated for election to the board of directors is presented below.

Nominees for Election as Directors to Terms Expiring in 2010

          George Tesseris (age 75) has been a director since 1984. Mr. Tesseris has been a practicing partner with the law firm of Tesseris, P.C. (formerly Tesseris and Crown, P.C.) since 1981. From 1972 to 1981, Mr. Tesseris was a partner in the law firm of Church, Wyble, Kritselis and Tesseris.

          David R. Wilson (age 71) has been a director since 1996 and Chairman of the Board since June 2002. Since 1993, Mr. Wilson has been an independent consultant to the automotive and commercial vehicle industry. From 1982 to 1993, Mr. Wilson was Vice President of Volvo GM Heavy Duty Truck Corporation and from 1979 to 1982, Mr. Wilson served as general manager of field operations for Mercedes Benz of North America.

Directors with Terms Expiring in 2009

          John E. Sztykiel (age 50) has been a director since 1988. Mr. Sztykiel has been Spartan Motors' President since December 1992 and Chief Executive Officer since June 2002. He was our Chief Operating Officer from December 1992 to June 2002. Mr. Sztykiel previously served as the Executive Vice President and Vice President of Sales of Spartan Motors from 1989 to 1990. From 1985 to 1989, he was our Director of Marketing - Diversified Products Group.

          Charles E. Nihart (age 70) has been a director since 1984. Mr. Nihart, a certified public accountant consultant, established the certified public accounting firm of Nihart and Nihart, P.C., in 1972. The Lansing offices of Nihart and Nihart merged with Maner, Costerison and Ellis, P.C., C.P.A., on January 1, 1989. Mr. Nihart was affiliated with the firm on a consulting basis until 2001. Mr. Nihart is the former owner and President of AARO Rentals, Inc., of Lansing, Michigan, a rental company of heavy duty equipment, which he sold in 2000.

          Kenneth Kaczmarek (age 67) has been a director since 2003. Mr. Kaczmarek brings nearly four decades of automotive and heavy-truck industry experience to our board of directors. Prior to joining our board of directors, Mr. Kaczmarek was an independent consultant to the automotive industry from 1996 to 2000. From 1994 to 1996, Mr. Kaczmarek had various executive responsibilities, including service as President of Volvo Truck Finance during its start-up phase. From 1981 to 1994, he was the Chief Financial Officer and Executive Vice President of Finance of Volvo GM Heavy Truck Corporation.

Directors with Terms Expiring in 2008

          William F. Foster (age 65) has been a director since 1978. Mr. Foster, a firefighter for approximately 30 years, is a founder of Spartan Motors and has served as its Vice President since 1976. From 1965 to 1975, Mr. Foster served as a designer draftsman for Diamond Reo Trucks, Inc.

          Richard J. Schalter (age 53) has been a director since August 1999. Mr. Schalter, a certified public accountant, has served as Executive Vice President of Spartan Motors since August 2000. From November 1996 to July 2002, he served as Chief Financial Officer, as well as Secretary and Treasurer. From June 1989 until November 1996, Mr. Schalter served as Treasurer and Director of Finance and Administration of Great Lakes Hybrids, an international distributor and subsidiary of KWS a.g. From March 1986 to June 1989, Mr. Schalter served as Treasurer and financial administrator for Martin Systems, Inc., a worldwide supplier of electrical controls and machine operating systems.

Executive Officers Who Are Not Directors

          James W. Knapp (age 61) has been our Chief Financial Officer, Secretary and Treasurer since July 2002. He was appointed Senior Vice President in July 2004. Mr. Knapp, a certified public accountant, has a background that includes more than three decades in finance, operations and information systems. Prior to joining Spartan Motors, he served as Chief Financial Officer of G&T Industries, a privately held manufacturing and distribution firm, from 1997 to January 2002. He was an independent consultant from January 2002 through June 2002. He also served for eight years with Smiths Industries, a publicly traded London-based manufacturer of aerospace, medical and industrial products, in the positions of Vice President of Finance and Information Technology for North American Aerospace and, earlier, Vice President of Finance and Administration for the Grand Rapids, Michigan division. Additionally, he spent 10 years in finance and operations with Herman Miller, Inc., a publicly traded office furniture manufacturer.

Board Meetings, Annual Meeting and Committees

          Spartan Motors' board of directors held twelve meetings during 2006. Each incumbent director attended at least 75% of the aggregate of (1) the total number of board of directors meetings and (2) the total number of meetings held by all committees of the board of directors on which he served (held during the periods that he served on the board and on such committees). Spartan Motors does not have a policy regarding director attendance at annual shareholder meetings. Typically, all or most of the directors of Spartan Motors attend the annual shareholder meeting. All of the directors of Spartan Motors attended the annual meeting of shareholders in 2006. Independent directors also meet periodically in executive sessions without the presence of management.

          The board of directors has determined that Messrs. Nihart, Kaczmarek, Tesseris and Wilson are "independent," as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers ("NASD").

          The board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Information regarding each of the committees as of the mailing date of this proxy statement is as follows:

          Audit Committee. The Audit Committee has been established in accordance with the Securities Exchange Act of 1934. Its primary purpose is to provide assistance to the board of directors in fulfilling its oversight responsibility relating to: Spartan Motors' financial statements and the accounting and financial reporting process; Spartan Motors' systems of internal accounting and financial controls; the qualification and independence of its independent registered public accounting firm; the annual independent audit of Spartan Motors' financial statements; legal and regulatory compliance; and ethics issues. Among other things, the Audit Committee oversees the audit of the financial statements and is directly responsible for the selection, appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged by Spartan Motors. The Audit Committee operates pursuant to a written charter adopted by the board of directors. The Audit Committee charter is attached as Appendix B to this proxy statement. It is not available on our website.

          The Audit Committee has a Pre-Approval Policy to pre-approve the audit and non-audit services performed by the independent registered public accounting firm. All services provided by the independent registered public accounting firm engaged by the company are within general pre-approval limits; or, up to a certain dollar amount, approved by the Chairman of the Audit Committee, who must communicate the approval to the full Audit Committee; or, above a certain dollar amount, approved by the full Audit Committee. The general pre-approval limits are detailed as to each particular service and are limited by a specific dollar amount for each type of service.

          The Audit Committee meets the definitions of an "audit committee" under applicable NASD and SEC rules. Each member of the Audit Committee satisfies the applicable NASD and SEC independence standards for such committee members. Messrs. Nihart (Chairman), Tesseris, Wilson and Kaczmarek are members of the Audit Committee. The board of directors has determined that Messrs. Nihart and Kaczmarek are audit committee "financial experts" as the term is defined in rules of the Securities and Exchange Commission and both are independent directors as defined by NASD. The Audit Committee met four times during 2006 and conducted four conference call meetings.

          Compensation Committee. The responsibilities of the Compensation Committee include:

•	exercising oversight over the development of competitive compensation plans that ensure the attraction, retention and motivation of key associates;

•	recommending the cash and other incentive compensation, if any, to be paid to Spartan Motors' executive officers;

•	reviewing and making recommendations to the board of directors regarding stock incentives awarded under Spartan Motors' stock incentive plans; and

•	reviewing all material proposed stock incentive plan changes.

          The Compensation Committee also determines the employees to whom stock incentives will be granted, the number of shares covered by stock incentive, the terms and other matters associated with equity-based compensation awards.

          The Compensation Committee operates pursuant to a written charter adopted by the board of directors. The Compensation Committee charter is attached as Appendix C to this proxy statement. The charter is not available on our website. The Committee does not delegate the duties with which is charged under the charter to other persons. For specific information regarding the processes and procedures of the Compensation Committee see the Compensation Discussion and Analysis section of this proxy staement.

          Messrs. Tesseris (Chairman), Nihart and Wilson are members of the Compensation Committee. Each member of the Compensation Committee satisfies the applicable NASD and SEC independence standards for such committee members. The Compensation Committee met ten times during 2006 and conducted six conference call meetings.

          The Compensation Committee has reviewed all components of the Chief Executive Officer's compensation and the compensation of the other executive officers who are named in the Summary Compensation Table, including salary, bonuses, equity and other incentive compensation, accumulated realized and unrealized stock options, stock appreciation rights and restricted stock gains, the dollar value to the executive and the cost to Spartan Motors of all perquisites and other personal benefits.

          Based on its review described above, the Compensation Committee found Mr. Stzykiel's and the named executive officers' total compensation in the aggregate to be appropriate and not excessive. All recommendations of the Compensation Committee with respect to 2006 compensation were unanimous and were approved and adopted by the board of directors without modification.

          Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee develops and recommends to Spartan Motors' board of directors criteria for the selection of candidates for director, seeks out and receives suggestions concerning possible candidates, reviews and evaluates the qualifications of possible candidates and recommends to the board of directors candidates for vacancies occurring from time to time and for the slate of directors to be proposed on behalf of the board of directors at each annual meeting of shareholders. In addition to its responsibilities regarding director nominations, the Corporate Governance and Nominating Committee assists the board of directors in fulfilling its responsibility to the shareholders and in complying with applicable rules and regulations relating to corporate governance. Specifically, the Corporate Governance and Nominating Committee develops and recommends corporate governance principles that address board independence and leadership, board size and composition, meetings and committee structure, and other governance matters. In addition, the committee reviews the Company's adherence to established corporate governance principles and provides reports and recommendations to the Board of Directors.

          The Corporate Governance and Nominating Committee operates pursuant to a written charter. The charter is not available on Spartan Motors' website. A copy of the charter was included as Appendix B to our 2005 proxy statement.

          The Corporate Governance and Nominating Committee will consider candidates who display high character and integrity; be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director; possess substantial and significant experience that would be of particular importance to Spartan Motors in the performance of the duties of a director; have sufficient time available to devote to the affairs of Spartan Motors in order to carry out the responsibilities of a director; and have the capacity and desire to represent the balanced, best interests of the shareholders as a whole.

          As the need to make changes or additions to the Board arises, the committee gives consideration to the Board size, experiences, and needs. The Committee may use outside resources including consultants retained by the Committee to assist in the process of establishing the criteria for Board candidates, establish a process to identify potential candidates, and assist in the introduction of potential candidates to the Committee. In 2006, the Committee engaged and paid fees to DM Smith Associates, Inc. Regardless of how they are identified, candidates must understand, accept and value the culture and history of Spartan Motors, Inc.

          Nominations of candidates for election to the board of directors of Spartan Motors at any annual meeting of shareholders or at any special meeting of shareholders called for election of directors may be made by the board of directors or, pursuant to the process described below, by a shareholder of record of shares of a class entitled to vote at such annual or special meeting of shareholders.

          Each member of the Corporate Governance and Nominating Committee satisfies the applicable NASD and SEC independence standards for such committee members. Kenneth Kaczmarek (Chairman) David Wilson, and Charles E. Nihart are the members of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met five times during 2006.

          Shareholder Nominations of Directors. The Corporate Governance and Nominating Committee will consider nominees for election to the board of directors submitted by shareholders. Spartan Motors' bylaws provide that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of the shareholder's intent to make a nomination or nominations has been given to Spartan Motors' Secretary at least 120 days before the anniversary date of the notice of the previous year's annual meeting if the meeting is an annual meeting, and not more than seven days following the date of notice of the meeting if the meeting is a special meeting at which directors will be elected.

          Each such notice to the Secretary must include:

•	the name, age, business address and residence of each nominee proposed in the notice;

•	the principal occupation or employment of each nominee;

•	the number of shares of capital stock of Spartan Motors that each nominee beneficially owns;

•	a statement that each nominee is willing to be nominated; and

•	such other information concerning each nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees.

Communicating with the Board

          Shareholders and interested parties may communicate with members of Spartan Motors' board of directors by sending correspondence addressed to the board as a whole, a specific committee, or a specific board member c/o James W. Knapp, Secretary, Spartan Motors, Inc., 1000 Reynolds Road, Charlotte, Michigan 44813. All such communications are forwarded to the appropriate recipient(s).

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

          The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation and incentives to achieve superior financial performance. The Compensation Committee's policies are designed to achieve the following five primary objectives:

•	integrate management's compensation with the achievement of Spartan Motors' annual and long-term performance goals;

•	reward excellent corporate performance;

•	recognize individual initiative and achievement;

•	attract and retain qualified management; and

•	align the interests of management with those of shareholders to encourage achievement of continuing increases in shareholder value.

          The Compensation Committee sets management compensation at levels that the Compensation Committee believes are competitive with other companies in Spartan Motors' industry.

Elements of Compensation

          Executive compensation consists of both cash and equity, and includes:

•	Base salary;

•	Performance - SPAR Plan Bonuses (explained below); and

•	Ownership/Equity compensation such as stock grants, restricted stock, stock options, and stock appreciation rights.

          Each component of executive compensation is designed to accomplish one or more of the five compensation objectives described above. The total compensation for executives is structured so that a majority of the total earnings potential is derived from performance-based incentives to encourage management to take risk and adopt an ownership mentality. The elements of our executive compensation program are described in detail below.

          The Compensation Committee believes that the percentage of an executive's total compensation that is "at risk" should increase as the executive's responsibilities and ability to influence profits increase. For this reason, the percentage of executive officers' potential compensation that is based upon bonuses and stock plan awards is larger relative to other employees.

Base Salary

          Base salaries are a fundamental component of the Company's compensation system and competitive salary levels are necessary to attract and retain well qualified executives. The Compensation Committee determines base salaries for executive officers by evaluating the responsibilities of the position, the experience of the individual, the performance of the individual, and the competitive marketplace for similar management talent. The Compensation Committee's salary review process includes a comparison of base salaries for comparable positions at companies of similar type, size and financial performance.

          The Compensation Committee may recommend base salary adjustments on a periodic basis to maintain the desired levels of base salaries for Spartan Motors' executives. The Compensation Committee determines annual salary adjustments by evaluating the competitive marketplace and the performance of Spartan Motors and the executive officer, as well as any increased responsibilities assumed by the executive officer. Although the Compensation Committee does not give specific weight to any particular factor, the most weight is given to the executive's performance (in determining whether to adjust above or below the current salary level), and a significant but lesser weight is generally given to the comparative data. Salary adjustments generally are determined and implemented on a 12-month cycle, but the Compensation Committee may undertake more frequent adjustments as it deems appropriate.

          Effective July 1, 2006, the Compensation Committee increased the base salaries of Messrs. Sztykiel, Knapp, Schalter and Foster. The 2006 average base salaries of those executive officers increased over the previous year's levels as a result of a combination of factors, including improved individual performance, improved or continued excellent performance by the applicable business unit and Spartan Motors, and increased responsibilities. The Compensation Committee believes that the our executive officers' 2006 base salary continues to be below the median salary levels for comparable companies.

Performance - SPAR Plan Bonuses

          SPAR Plan

          In 2001, the board of directors adopted the Spartan Motors, Inc. Spartan Profit and Return Plan (the "SPAR Plan"). The SPAR Plan is intended to provide management with incentives to choose strategies and investments that maximize shareholder value, utilize a financial measurement consistent with the market's evaluation of Spartan Motors' performance and communicate Spartan Motors' financial objectives in a clear and quantifiable manner. Participants in the SPAR Plan include key management personnel and other persons that are included upon the recommendation of the President of Spartan Motors and the approval of the Chairman of Spartan Motors. The Compensation Committee is responsible for annually reviewing the provisions of the SPAR Plan and approving all payouts under it.

          The SPAR Plan contains three separate bonus opportunities for participants:

          1.  Quarterly Bonus Program

          Several employees of Spartan Motors, including all executive officers, participate in its Quarterly Bonus Program. Bonuses paid under this program are calculated by dividing a percentage of the SPAR amount (defined below) for a fiscal quarter by the number of participants.

          2.  Annual SPAR Bonuses

          The SPAR Plan provides that executive officers may earn bonuses based on Spartan Motors' or a subsiary's achievement of a target amount of net operating profit after tax for a given year, less a capital charge based upon the tangible net operating assets employed in the business. This amount is known as the "SPAR amount." Each participant's bonus is determined by multiplying (1) his or her "target bonus percentage" (which is determined separately for different categories of employees) by (2) the SPAR multiple by (3) the participant's annual salary. The "SPAR multiple" is a fraction of the SPAR amount. For example, if the net operating profit after tax for a given year, less the capital charge, was exactly half the applicable SPAR amount, then the SPAR multiple would be 0.5 for that year. The SPAR multiple is computed to one decimal. The target bonus percentage is a percentage of the participant's salary. For 2006, each named executive officer's target bonus percentage was as follows:

Mr. Sztykiel	45%
Mr. Knapp	45%
Mr. Schalter	40%
Mr. Foster	20%
Mr. Logan	40%

          The SPAR Plan generally requires that 25% of the amount that would otherwise be payable to a participant for a given year be deferred or "banked" (although individualized bonuses are not subject to banking). Amounts that are banked may be paid in future years and accrue interest, but they are subject to forfeiture in accordance with the terms of the SPAR Plan. For more details regarding the deferral features of the SPAR Plan, see the non-qualified deferred compensation table and accompanying narrative.

          For 2006, the Compensation Committee determined that if the SPAR Multiple for the Company exceeds 2.6X for fiscal year 2006, then any bonus amount in excess of 2.6X payable to the named executive officers would be paid in the form of the Company's Common Stock. For 2006, the actual SPAR multiple was 2.7X for Spartan Motors, and 4.0 for Spartan Chassis. Mr. Szytkiel and Mr. Knapp received bonuses based on Spartan Motors' SPAR multiple, and Messrs. Schalter, Foster, and Logan received bonuses based on Spartan Chassis' SPAR multiple.

          3.  Individualized Annual Incentive Bonus Program

          Prior to 2006, executives were eligible to earn additional individualized performance bonuses under the SPAR Plan. Executive officers, including the Chief Executive Officer, were generally targeted to receive individualized bonus compensation up to 10% of their base salaries based on the achievement of certain predetermined personal objectives that are mutually agreed upon by each named executive officer and the Compensation Committee. In 2006, the Compensation Committee eliminated the Individualized Annual Incentive Bonus for Messrs. Sztykiel, Schalter, and Knapp.

Ownership/Equity Compensation

          Spartan Motors' equity compensation plans are designed to encourage long-term investment in Spartan Motors by participating executives and employees, more closely align executive and shareholder interests and reward executive officers and other employees for building shareholder value. The Compensation Committee believes stock ownership by management and other employees is beneficial to all Spartan Motors, Inc. stakeholders.

          Spartan Motors currently grants to its named executive officers restricted stock, stock appreciation rights, and common stock under the Stock Incentive Plan of 2005. Options granted under the Stock Option and Restricted Stock Plan of 1998 to non-employee directors must have an exercise price equal to at least 85% of the fair market value of Spartan Motors common stock on the date of grant. Incentive stock options granted under the 1994 Incentive Stock Option Plan or the Stock Option and Restricted Stock Plan of 1998 must have an exercise price equal to at least 100% of the fair market value on the date of grant. Stock options granted under the Stock Option and Restricted Stock Plan of 2003 or the Stock Incentive Plan of 2005 must be equal to or greater than 100% of the fair market value of Spartan Motors stock on the grant date. The Compensation Committee administers all aspects of the plans and reviews, modifies (to the extent appropriate) and approves management's recommendations for awards.

          Until 2005, absent unusual circumstances, the Compensation Committee had historically granted stock options on an annual basis to officers, employees and directors who are employees of Spartan Motors and on a biannual basis to directors who were not employees of Spartan Motors. In 2005, Spartan Motors began the practice of granting shares of restricted stock and stock appreciation rights to officers, key employees and employee-directors, instead of stock options. For 2006, the Company granted three kinds of share-based awards to our named executive officers:

1.

Restricted Stock. The Company believes that restricted stock helps our executives focus on creating shareholder value, while the time-based vesting feature provides a strong incentive for our executives to commit themselves to the Company for the long-term. Restricted stock awards also encourage executive officers to manage the Company from the perspective of an owner. Restricted stock awards granted to our named executive officers in 2006 vest at a rate of 20% per year for a period of five years (as long as the executive remains with the Company).

2.

Stock Appreciation Rights. The Compensation Committee granted Stock Appreciation Rights ("SARs") to each named executive officer in 2006. Each SAR entitles the participant to exercise the SAR in whole or in part and, upon exercise, to receive from the Company an amount equal to the excess of the fair market value on the exercise date of one share of Common Stock over the exercise price per share, multiplied by the number of shares exercised. SARs are granted with an exercise price equal to the closing price of the Common Stock on the date of the grant or, if the grant date is not a trading day, then the most recent previous closing price as reported by NASDAQ. SARs may be settled in cash or in shares of Common Stock. The Company believes that SARs are an efficient means of delivering share-based compensation to executives and helping them focus on strategies that will enrich the Company's shareholders.

3.

Stock Grants. During 2006, the Compensation Committee made grants of fully vested shares of Common Stock to our named executive officers. The Compensation Committee uses grants of Common Stock to recognize superior achievement by our executives, and to help provide an overall level of compensation that retains our executives.

Quantity and Mix of Awards

          In determining the number of shares of stock and other share-based awards to be granted to an officer or employee, the Compensation Committee takes into consideration the levels of responsibility and compensation of the individual. The Compensation Committee also considers the recommendations of management (other than awards to the Chief Executive Officer), the individual performance of the officer or employee and the number of shares or other compensation awarded to officers or employees in similar positions at other companies. Generally, both the number of shares or share-based awards granted and their proportion relative to total compensation increase corresponding to the level of a participant's responsibility. Although the Compensation Committee also may consider the number of options and shares already held by an officer or employee, the Compensation Committee does not consider this factor to be particularly important in determining the size or type of awards.

Chief Executive Officer

          The Chief Executive Officer's compensation is based on the policies and objectives outlined above for all executive officers. The Compensation Committee believes that incentive compensation, designed to reward performance, should represent a significant percentage of Mr. Stzykiel's potential compensation. Mr. Sztykiel earned a salary in 2006 of $310,118, which was approximately 31% above his 2005 base salary and still significantly below the median for comparable companies.

Compensation Committee Processes and Procedures; Participation of Management

          The Compensation Committee of the board of directors develops and recommends to the board of directors Spartan Motors' executive compensation policies. The Compensation Committee also administers Spartan Motors' executive compensation program and recommends for approval to the board of directors the compensation to be paid to the Chief Executive Officer and other executive officers. The Compensation Committee consists of three directors, none of whom is a current or former employee of Spartan Motors.

          Other than Mr. Sztykiel, none of the Company's named executive officers participate in the deliberations or decisions of the Compensation Committee. Mr. Sztykiel participates only to assist in the process of determining the compensation for executives other than himself, and to provide information to the Compensation Committee regarding Company performance, operations, strategies, and other information requested by the Compensation Committee.

          The Compensation Committee periodically engages independent third party consultants to provide data and analysis regarding the compensation of executives at our peer group companies and at companies against whom we must compete for talent. The Compensation Committee uses this data to design and implement competitive compensation programs. Independent consultants engaged by the Compensation Committee are not required to answer to management. In 2006, the consultant used was Watson Wyatt.

Pricing Equity Awards; Disclosure of Information

          Spartan Motors has long observed a policy of setting the exercise price for stock options, stock appreciation rights, and other share-based awards equal to the closing market price on the date of the grant (or most recent closing price if the date of the grant is not a trading day). We do not reprice our stock options or stock appreciation rights. We do not "backdate" stock options or any other share based payments.

          The Board of Directors is committed to maintaining the integrity of our compensation philosophy and programs. As part of this commitment, Spartan Motors believes that the disclosure of material nonpublic information should never be manipulated for the purpose of enriching compensation awards. We do not time the release of public information to affect the value of share based awards, and we do not time the grant of share based awards to take advantage of the disclosure of information.

Personal Benefits, Perquisites

          We believe that compensation in the form of perquisites and personal benefits do not provide transparency for shareholders or serve our compensation philosophy. Consequently, such benefits play a very minor role in the our compensation program.

Tax Deductibility of Executive Compensation

          Section 162(m) of the Internal Revenue Code provides that publicly held corporations may not deduct compensation paid to the named executive officers in excess of $1 million annually, with some exceptions. We have examined our executive compensation policies in light of Section 162(m) and the regulations under that section. We do not expect that any portion of Spartan Motors' deduction for employee remuneration will be disallowed in 2007 or in future years by reasons of awards granted in 2006.

Other Information

          We do not provide pension benefits to our named executive officers.

Compensation Summary

          The following table shows certain information concerning the compensation earned by the Chief Executive Officer, Chief Financial Officer, two executive officers who served in positions other than the Chief Executive Officer or Chief Financial Officer, and one person who is an officer of Spartan Chassis, Inc., a subsidiary of the Company. The individuals identified in the table may be referred to as the "named executive officers" in this proxy statement.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compen- sation ($)(3)	All other Compen- sation(4) ($)	Total ($)

John E. Sztykiel, President, CEO, and Director	2006	$ 310,118	--	$ 44,468	$ 95,438	$ 384,333	$ 8,602	$ 839,259

James W. Knapp, Senior VP, CFO, Secretary and Treasurer	2006	182,594	--	25,681	50,900	237,036	7,417	501,536

Richard J. Schalter, EVP and Director	2006	260,694	--	32,966	69,988	468,211	6,886	836,010

William F. Foster, VP and Director	2006	116,500	--	25,681	50,900	96,645	5,863	293,497

James L. Logan, VP Engineering, Spartan Chassis, Inc.	2006	161,837	--	15,314	38,175	263,918	2,181	480,295
______________________________
(1)

Amounts shown in these columns do not reflect the compensation actually received by the named executive officer. Instead, amounts shown in this column represent the compensation costs we recognized as an expense in 2006 for financial accounting purposes for restricted stock, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of the amounts expensed in 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R). For information regarding valuation assumptions, see Note 10 - Stock Based Compensation to our Consolidated Financial Statements for the year ended December 31, 2006.

(2)

The amounts reported in this column represent the expense recognized by Spartan Motors in fiscal year 2006 for Stock Appreciation Rights ("SARs"). Spartan Motors did not make any grants of stock options in 2006, but instead granted freestanding SARs. SARs were valued using the Black-Scholes model. The fair values of the amounts expensed in 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R). For additional valuation assumptions, see Note 10 - Stock Based Compensation to our Consolidated Financial Statements for the year ended December 31, 2006.

(3)

Consists of performance-based non-equity compensation earned under the SPAR Plan for 2006. Please see the Compensation Discussion and Analysis section of this proxy statement and the narrative discussion following this table for details.

(4)

The amounts reported in this column consist of (i) the Company's matching contribution to the named executive officer's qualified 401(k) retirement plan as follows: $4,902 for Mr. Sztykiel, $5,325 for Mr. Knapp, $4,151 for Mr. Schalter, $3,771 for Mr. Foster, and $1,051 for Mr. Logan; and (ii) dividends paid on restricted stock as follows: $3,700 for Mr. Sztykiel, $2,093 for Mr. Knapp, $2,735 for Mr. Schalter, $2,092 for Mr. Foster, and $1,130 for Mr. Logan. Dividends on restricted stock are paid at the same rate as all other shares of the Company's common stock.

Grants of Plan-Based Awards During 2006

          The following table provides information concerning each grant of an award made to the named executive officers in the last completed fiscal year.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Date the Compensation Committee Took Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards (6)
			Threshold ($)	Target ($)	Maxi- mum ($)	Threshold ($)	Target ($)	Maxi- mum ($)

John E. Sztykiel	6/30/2006 12/29/2006 -	6/27/2006 12/19/2006 -	- - -	- - 203,027	- - 387,241	- - -	- - 136,083	- - -	22,500 - -	- 18,750 -	- $15.18 -	$230,693 95,438 -

James W. Knapp	6/30/2006 7/14/2006 12/29/2006 -	6/27/2006 7/13/2006 12/19/2006 -	- - - -	- - - 101,138	- - - 239,309	- - - -	- - - 82,924	- - - -	11,250 750 - -	- - 10,000 -	- - 15.18 -	115,346 7,720 50,900 -

Richard J. Schalter	6/30/2006 12/29/2006 -	6/27/2006 12/19/2006 -	- - -	- - 172,321	- - 18,737	- - -	- - 83,789	- - -	16,500 - -	- 13,750 -	- 15.18 -	169,175 69,988 -

William F. Foster	6/30/2006 7/14/2006 12/29/2006 -	6/27/2006 7/13/2006 12/19/2006 -	- - - -	- - - 42,467	- - - 75,481	- - - -	- - - 17,631	- - - -	11,250 750 - -	- - 10,000 -	- - 15.18 -	115,346 7,720 50,900 -

James L. Logan	6/30/2006 12/29/2006 -	6/27/2006 12/19/2006 -	- - -	- - 129,784	- - 244,861	- - -	- - -	- - -	4,500 - -	- 7,500 -	- 15.18 -	46,139 38,175 -
______________________________
(1)

Amounts reported represent the target and maximum cash award under the SPAR Plan. The "target" amount is not fixed by the Compensation Committee, but is representative of prior year's experience and current expectations. Threshold amounts are not reported because the actual award can be any value from zero to the maximum depending on Company performance. The Compensation Committee has established a maximum value for cash awards under the SPAR Plan based on a SPAR Multiple of 2.6X for 2007. If the actual SPAR Multiple exceeds 2.6X, then Messrs. Sztykiel, Knapp, Schalter, and Foster will receive the balance of their SPAR awards due in the form of Spartan Motors common stock.

(2)

If the actual SPAR multiple for 2007 exceeds 2.6X, then Messrs. Messrs. Sztykiel, Knapp, Schalter, and Foster will receive a portion of their SPAR awards in the form of Spartan Motors common stock. The awards are denominated in cash, but awards will be paid in that number of shares of common stock having an approximate value of the award based on the closing price for the common stock at the end of the fiscal year. There is no actual "target" for SPAR awards payble in common stock. The amount reported here is a representative amount. There is no threshold or maximum amount; the value of the award and will depend solely on Company performance. Mr. Logan is not eligible for a SPAR award payable in stock.

(3)

The shares of restricted stock reported in this column were awarded to each Named Executive Officers pursuant to the Company's shareholder approved equity compensation plans. Due to an administrative error, the June 30, 2006 grants to Messrs. Knapp and Foster were 750 shares less than were authorized by the Compensation Committee. The error was corrected and the additional shares were awarded to Messrs. Knapp and Foster on July 14, 2006.

(4)

The awards reported in this column are Stock Appreciation Rights. A Stock Appreciation Right permits the holder to receive the difference between the market value of the shares of common stock subject to the Stock Appreciation Right on the exercise date and a "base" price set by the Compensation Committee. The exercise price on the date of the grant is the most recent closing price (i.e., closing price on 12/29/06).

(5)	The exercise price for all SARs awarded is equal to the closing price for Spartan Motors common stock on the NASDAQ Stock Market.

(6)

Amount reported is the aggregate grant date fair value determined in accordance with SFAS No. 123(R), Share Based Payment, and do not represent cash payments to or amounts realized by the Named Executive Officers. For valuation assumptions, see Note 10 - Stock Based Compensation to our Consolidated Financial Statements for the year ended December 31, 2006.

          The Company paid the compensation set forth in the Summary Compensation Table and the grants of Plan Based Awards table pursuant to the philosophy, procedures, and practices set forth in the "Compensation Discussion and Analysis" section of this Proxy Statement. A summary of certain material terms of our compensation plans and arrangements is set forth below.

          Salary and Bonus. Salaries are established by the Compensation Committee as described in the Compensation Discussion and Analyis section of this proxy statement. No purely discretionary bonuses were awarded to the named executive officers in 2006.

          Non-Equity Incentive Plan Awards. During 2006, each of the named executive officers earned performance-based non-equity incentive compensation under the SPAR Plan. For a discussion of the non-equity incentive awards, including performance measures, see the "Non-Equity Incentive Plan Awards" information in the Compensation Discussion and Analysis section of this proxy statement.

          Stock Appreciation Rights. The Compensation Committee did not award options to any employees in 2006. Instead, the Compensation Committee awarded freestanding SARs to the named executive officers. All SARs granted to named executive officers in 2006 were granted pursuant to the Stock Incentive Plan of 2005. The SARs are fully exercisable as of the grant date. All SARs were granted for a term of 10 years. The exercise price for each SAR is equal to the closing price of the Company's common stock on the date of the grant. SARs granted in 2005 and 2006 are settled in shares of common stock when exercised.

          Restricted Stock. All shares reported in this column were awarded to the Named Executive Officers pursuant to the Spartan Motors Stock Incentive Plan of 2005. The shares vest at the rate of 20% on each anniversary of the grant date for executive officers of Spartan Motors, Inc., and at a rate of one-third per year for Mr. Logan. Restricted shares issued in 2006 will be fully vested in 2009 for Mr. Logan and in 2011 for all other named executive officers. Dividends are paid on shares of restricted stock at the rate dividends are paid on common stock.

          All other Compensation. The amounts reported under "All Other Compensation" include dividends paid on restricted stock awards (which are paid at the same rate as dividends paid on the Company's common stock), and Company contributions on behalf of the named executive officers to the Company's defined contribution plans (qualified and non-qualified).

Outstanding Equity Awards at December 31, 2006

          The following table provides information concerning unexercised options, SARs; and stock that has not vested for each Named Executive Officer outstanding as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)

John E. Sztykiel	22,500 22,500 7,500 29,999 30,000 30,000 4687 10,000	$ .13 3.83 2.63 7.59 6.73 7.95 6.86 15.18	8/11/2008 6/29/2009 6/28/2011 12/30/2012 12/30/2013 12/30/2014 12/30/2015 12/30/2016	28,500	$ 32,630

James W. Knapp	4,500 18,750 4687 10,000	10.20 7.95 6.86 15.18	7/7/2012 12/30/2014 12/30/2015 12/30/2016	15,750	239,085

Richard J. Schalter	13,750	15.18	12/29/2016	21,000	318,780

William F. Foster	18,750 18,750 18,750 18,749 18,750 18,750 4687 10,000	4.13 3.83 2.79 7.59 6.73 7.95 6.86 15.18	8/11/2008 6/29/2009 6/29/2010 12/30/2012 12/30/2013 12/30/2014 12/30/2015 12/30/2016	13,500	239,085

James L. Logan	11,250 8,624 3,750 7,500	6.73 7.95 6.86 15.18	12/30/2013 12/30/2014 12/30/2015 12/30/2016	7,500	113,850

______________________________
(1)	All of the options and SARs reported in this table are fully exercisable.

(2)	The vesting dates for shares of restricted stock that has not vested as of December 31, 2006 is set forth below:

Executive Officer	Vesting Date	Restricted Stock Vesting (#)

John E. Sztykiel	6/30/2007 9/30/2007 6/30/2008 9/30/2008 6/30/2009 6/30/2010 6/30/2011	4,500 3,000 4,500 3,000 4,500 4,500 4,500

James W. Knapp	6/30/2007 7/14/2007 9/30/2007 6/30/2008 7/14/2008 9/30/2008 6/30/2009 7/14/2009 6/30/2010 7/14/2010 6/30/2011 7/14/2011	2,250 150 1,875 2,250 150 1,875 2,250 150 2,250 150 2,250 150

Richard J. Schalter	6/30/2007 9/30/2007 6/30/2008 9/30/2008 6/30/2009 6/30/2010 6/30/2011	3,300 2,250 3,300 2,250 3,300 3,300 3,300

William F. Foster	6/30/2007 7/14/2007 9/30/2007 6/30/2008 7/14/2008 9/30/2008 6/30/2009 7/14/2009 6/30/2010 7/14/2010 6/30/2011 7/14/2011	2,250 150 750 2,250 150 750 2,250 150 2,250 150 2,250 150

James L. Logan	6/30/2007 9/30/2007 6/30/2008 9/30/2008 6/30/2009	1,500 1,500 1,500 1,500 1,500

(3)	The market value of the unvested restricted stock is determined by multiplying the closing market price of the Spartan Motors' common stock as of December 31, 2006 by the number of shares of stock.

Option Exercises and Stock Vested in 2006

          The following table provides information concerning each exercise of stock options, SARs and similar instruments, and each vesting of stock, including restricted stock, restricted stock units and similar instruments, during the last completed fiscal year for each of the named executive officers on an aggregated basis.

OPTION EXERCISES AND STOCK VESTED

	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
John E. Sztykiel	$44,999	$255,115	2,000	$37,660
James W. Knapp	26,249	116,322	1,250	23,538
Richard J. Schalter	70,628	305,167	1,500	28,245
William F. Foster	33,750	264,214	1,250	23,538
James L. Logan	62,626	507,869	1,000	18,830

______________________________
(1)	Includes value realized through exercise of SARs.

(2)

The amounts reported in this column are calculated by multiplying the difference between the market price of the underlying shares at exercise and the exercise price of the options by the number of shares exercised.

(3)	The amounts in this column are determined by multiplying the number of shares of stock vesting by the market value of the underlying shares on the vesting date.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance (3)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	1,116,814	$6.30	564,100
Equity compensation plans not approved by security holders(2)	--	N/A	25,000
Total	1,116,814	$6.30	589,100

(1)

Consists of the Spartan Motors, Inc. Stock Incentive Plan of 2005 (the "2005 Plan"), the Spartan Motors, Inc. Stock Option and Restricted Stock Plan of 2003 (the "2003 Plan"), the Spartan Motors, Inc. Stock Option and Restricted Stock Plan of 1998 (the "1998 Plan"), the Spartan Motors, Inc. 1996 Stock Option and Restricted Stock Plan for Outside Market Advisors (the "1996 Plan") and the Spartan Motors, Inc. 1994 Incentive Stock Option Plan (the "1994 Plan").

(2)

Consists of the Spartan Motors, Inc. Directors' Stock Purchase Plan. This plan provides that non-employee directors of the Company may elect to receive at least 25% and up to 100% of their "director's fees" in the form of the Company's common stock. The term "director's fees" means the amount of income payable to a non-employee director for his or her service as a director of the Company, including payments for attendance at meetings of the Company's Board of Directors or meetings of committees of the board, and any retainer fee paid to such persons as members of the board. A non-employee director who elects to receive Company common stock in lieu of some or all of his or her director's fees will, on or shortly after each "applicable date," receive a number of shares of common stock (rounded down to the nearest whole share) determined by dividing (1) the dollar amount of the director's fees payable to him or her on the applicable date that he or she has elected to receive in common stock by (2) the market value of common stock on the applicable date. The term "applicable date" means any date on which a director's fee is payable to the participant. To date, no shares have been issued under this plan.

(3)

Each of the plans reflected in the above chart contains customary anti-dilution provisions that are applicable in the event of a stock split or certain other changes in the Company's capitalization. Furthermore, each of the 2005 Plan, the 2003 Plan, the 1998 Plan, the 1996 Plan, the 1994 Plan and the 1988 Plan provides that if a stock option is canceled, surrendered, modified, expires or is terminated during the term of the plan but before the exercise of the option, the shares subject to the option will be available for other awards under the plan.

The numbers of shares reflected in column (c) in the table above with respect to the 2005 Plan (314,950 shares), the 2003 Plan (167,450 shares), the 1998 Plan (13,400 shares), the 1996 Plan (84,500 shares) represent shares that may be issued other than upon the exercise of an option, warrant or right.

Non-Qualified Deferred Compensation.

          The following table provides information concerning non-qualified deferred compensation for 2006. This table should be read in conjunction with the narrative discussion that follows the table.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Plan(1)	Executive Contributions In Last FY ($)(2)	Registrant Contributions In Last FY ($)(3)	Aggregate Earnings In Last FY ($)(4)	Aggregate Withdrawals/ Distributions FY ($)	Aggregate Balance At Last FYE ($)(5)

John E. Sztykiel	SPAR Plan SERP Total	$ 81,346 [11,388] [92,374]	$ -- [3,949] [3,949]	$ 1,038 [ ] [1,038]	$ 20,256 [ ] [20,256]	$ 81,346 [ ] [ ]

James W. Knapp	SPAR Plan SERP Total	38,981 21,911 60,892	-- 2,250 2,250	-- 2,039 2,039	-- 0 0	38,981 26,200 65,181

Richard J. Schalter	SPAR Plan	74,955	0	3,306	64,558	74,955

William F. Foster	SPAR Plan	14,953	0	632	12,335	14,953

James L. Logan	SPAR Plan	60,211	0	1,793	35,018	60,211
______________________________
(1)	Mr. Sztykiel and Mr. Knapp were the only named executive officers who participated in the SERP in 2006. Please see the narrative discussion following this table for more information.

(2)

The amounts reported in this column consist of mandatory and voluntary deferrals under the SPAR Plan, and for Messrs. Sztykiel and Knapp only, deferrals of compensation under the SERP. All of the amounts reported in this column are also reported as non-equity incentive plan compensation or salary on the Summary Compensation Table.

(3)

Spartan Motors does not make contributions on behalf of participants in the SPAR Plan. Participant contributions to the SERP are matched by the Company at the same rate as the Company's qualified 401(k) plan, which is a 50% match up to 5% of salary.

(4)

Participants in the SPAR Plan earn interest on any deferred balances at an annual rate equal to the lower of: (a) the highest rate the Company pays at the time of the deferral on its debt capital, or (b) 10 percent. For 2006, the interest rate on deferred balances was 5.4%. Interest continues to be credited at this rate until the deferrals and the related accrued interest are paid.

Earnings on the SERP are determined by investment choices made by the SERP participants from among options determined by the Company. The investment choices consist of specified mutual funds.

The amounts reported in this column are not included on the Summary Compensation Table.

(5)	All SPAR Plan and SERP employee deferrals in previous fiscal years were disclosed in the applicable year's Summary Compensation Table.

          Spartan Motors maintains two non-qualified deferred compensation plans: the Supplemental Executive Retirement Plan ("SERP") and the Spartan Profit and Return Management Incentive Bonus Plan ("SPAR Plan").

The SERP

          The SERP is a "non-qualified" defined contribution plan administered by the Compensation Committee that allows eligible participants to defer compensation and incentive amounts and provides for discretionary matching and "profit sharing"-type contributions by the Company. The SERP is operated much like the Company's 401(k) plan, but participation is limited to a select group of employees determined by the Board of Directors. Unlike the Company's 401(k) plan, the SERP is an unfunded plan and the participants are merely general creditors of the Company. The SERP's assets are subject to other creditors of the Company in some circumstances. In 2006, Mr. Sztykiel and Mr. Knapp were the only named executive officers who participated in the SERP.

          The SERP allows participants to defer up to 25% of their base salary and up to 50% of their cash bonuses each year. At the beginning of each plan year, the Compensation Committee may elect to match all or a specified portion of each participant's contribution for that year. The Compensation Committee will generally provide that each participant will receive a matching contribution equal to the matching contribution that the participant would have received under the Company's 401(k) plan but for limitations imposed by the Internal Revenue Code. In addition, the Compensation Committee may, in its discretion, make an additional matching contribution and/or a "profit-sharing"-type contribution to the SERP each year.

          Contributions to the SERP are transferred to an irrevocable rabbi trust where each participant has a bookkeeping account in his name. Earnings on each participants' SERP balance are determined by the investment election of the participants. The investment options available to participants consist primarily of mutual funds offered by Fidelity Investments. The investment choices designated by the participants are hypothetical; the trust need not actually invest as directed by the participants.

          All participants are always fully vested in their elective deferrals, and such deferrals will be distributed upon termination of employment, death, disability or a change in control of the Company. Amounts are also distributable upon an unforeseeable emergency. Matching and profit-sharing contributions contributed by the Company will vest at a rate of 20% per year over a five-year period and will be distributed upon the later of attainment of age 60 and termination of employment, or upon earlier death, disability or change in control of the Company. Any unvested matching or profit-sharing contributions will become fully vested if a participant retires upon reaching age 60, dies, or becomes disabled. Matching contributions and profit-sharing contributions may be forfeited if the participant enters into competition with the Company, divulges confidential information about the Company, or induces Company employees to leave their employment to compete with the Company.

          Mr. Sztykiel's and Mr. Knapp's SERP balances were fully vested as of December 31, 2006. Accordingly, their SERP balances, as reported above, would become distributable upon a termination of employment for any reason.

          Distributions from the SERP may be made in a lump sum or in an installment plan not to exceed 10 years (at the election of the participant).

The SPAR Plan

          Deferred compensation is only a secondary feature of the SPAR plan; the primary purpose of the plan is to provide an incentive for our executives and certain other key associates to earn a bonus based on specified measures of operating performance. The calculation of awards under the SPAR Plan is described in the Compensation Discussion & Analysis section of this Proxy Statement. The deferral features of the plan are described here.

Mandatory Deferral. Each participant in the SPAR Plan is required to defer twenty-five percent (25%) of the current year Annual Incentive Bonus Earned, plus twenty-five (25%) of the unpaid carryover balance from the previous year.

Interest on Mandatory Deferrals. Interest is credited on any deferred balances at an annual rate equal to the highest rate the Company pays at the time of the deferral on its debt capital or 10 percent, whichever is lower. Interest continues to be credited at this rate until the deferrals and the related accrued interest are paid.

Annual Incentive Bonus Cash Payout. Annual incentive bonuses to all participants in the SPAR Plan employed by the Company on the last day of the performance year are calculated and paid no later than February 28 of the year following the end of the performance year. The amount of the annual payout is equal to the sum of:

1.	seventy-five percent (75%) of any unpaid carryover balance (mandatory deferred balance) from prior years; and

2.	seventy-five percent (75%) of the Annual Incentive Bonus Earned for the current performance year.

Termination of Employment; Change of Control; Death, Disability, and Retirement

          Subject to certain exceptions, if a participant either voluntarily or involuntarily terminates their employment with the Company during any performance year, the participant will receive only the appropriate amount of the mandatory and/or optional deferral.

          In the event a Participant terminates his or her employment with Company voluntarily or involuntarily for reason other than death, disability, retirement, or a change in control, the participant will receive 50% of his or her mandatory deferred balances. Payment will be made to terminated Participants at the next regularly scheduled date for payment of incentive bonuses.

Potential Payments Upon Termination or Change-in-Control

          The following table summarizes the potential payments and benefits payable to each of the Company's named executive officers upon termination of employment in connection with each of the triggering events set forth in the table below, assuming, in each situation, that the triggering event took place on December 31, 2006. The closing market price of Spartan Motors common stock was $15.18 on December 29, 2006, the last trading day of the year.

Triggering Event and Payments/Benefits	John E. Sztykiel	James W. Knapp	Richard J. Schalter	William F. Foster	James L. Logan

Change in Control (1)
Early Vesting of Restricted Stock (1)	$ 432,630	$ 239,085	$ 318,780	$ 13,515	$ 113,850
SPAR Plan Payments (3)	104,440	63,056	95,338	19,930	74,275

Death
Early Vesting of Restricted Stock (2)(4)	432,630	239,085	318,780	13,515	113,850
SPAR Plan Payments (3)	104,440	63,056	95,338	19,930	74,275

Disability
Early Vesting of Restricted Stock (2)(4)	432,630	239,085	318,780	13,515	113,850
SPAR Plan Payments (3)	104,440	63,056	95,338	19,930	74,275

Retirement
Early Vesting of Restricted Stock (4)	432,630	239,085	318,780	13,515	113,850
SPAR Plan Payments (3)	104,440	63,056	95,338	19,930	74,275

(1)          Under the Stock Incentive Plan of 2005 (the "2005 Plan") and the Stock Option and Restricted Stock Plan of 2003 (the "2003 Plan"), upon a change in control of the Company, all of the named executive officers' unvested stock options and stock appreciation rights become immediately exercisable in full and will remain exercisable during their remaining terms. The Compensation Committee may determine to redeem an executive officer's unexercised stock options and/or stock appreciation rights for cash for an amount equal to the positive spread. All other outstanding incentive awards of the named executive officers, including shares of restricted stock, become immediately and fully vested and nonforfeitable upon a change in control of the Company. The Stock Option and Restricted Stock Plan of 1998 (the "1998 Plan") allows the Compensation Committee to include provisions in incentive awards that accelerate the vesting or elimination of restrictions on incentive awards upon a change in control of the Company. The 1994 Incentive Stock Option Plan (the "1994 Plan") allows a participant to exercise his or her wholly or partially unexercised options for a limited period of time prior to the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation.

(2)          On October 24, 2006, the Compensation Committee passed a resolution that provided that a participant's shares of restricted stock under the 2005 Plan and 2003 Plan will become immediately vested upon death or disability. Under the 1998 Plan, if a participant terminates employment because of death or disability, the restrictions applicable to the shares of restricted stock automatically terminate and the restricted stock vests as of the date of terminate.

(3)          See the Non-Qualified Deferred Compensation Table and accompanying narrative discussion for an explanation of SPAR Plan payments upon termination. In the event a participant in the SPAR Plan dies, becomes disabled, or retires, 100% of the sum of mandatory deferred balances are payable to the participant at the next regularly scheduled date for the payment of incentive bonuses. In the event of a change in control of the Company or one of its business units (defined as acquisition by a purchaser of more than 50 percent of the Company's stock or substantially all the assets of the Company or one of its units) 100% of the sum of mandatory and any optional deferred balances are payable to the participant at the next regularly scheduled date for payment of incentive bonuses.

(4)          It is the Compensation Committee's policy to waive the remaining restrictions on shares of restricted stock (to the extent permitted by the applicable plan and any agreement with the participant pursuant to which the shares were granted) upon an participant's death, disability, or retirement at age 62, or retirement at age 60 provided that the participant has been employed with the Company or its subsidiaries for ten years. The amounts reported here assume that Compensation Committee waived the such remaining restrictions to the maximum extent permitted by the applicable plan and agreements.

Compensation of Directors

          The following table provides information concerning the compensation of directors for Spartan's last completed fiscal year.

DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(4)	Option Awards ($)(2)(3)(4)	Total ($)

David R. Wilson	82,000	27,584	28,631	138,215

Charles E. Nihart	37,500	12,873	13,361	63,734

George Tesseris	32,500	12,873	13,361	58,734

Kenneth Kaczmarek	25,500	12,873	13,361	51,734

(1)

Executive officers who serve as directors receive no additional compensation for their service as directors. All compensation paid to the named executive officers who serve as directors is reported elsewhere in this Proxy Statement.

(2)

Amounts shown in these columns do not reflect the compensation actually received by the director. Instead, amounts shown in this column represent the compensation costs we recognized as an expense in 2006 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of the amounts expensed in 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R). For additional valuation assumptions, see Note 10 - Stock Based Compensation to our Consolidated Financial Statements for the year ended December 31, 2006.

(3)

The amounts reported in this column represent the expense recognized by Spartan Motors in fiscal year 2006 for Stock Appreciation Rights ("SARs"). Spartan Motors did not make any grants of stock options in 2006, but instead granted freestanding SARs. SARs were valued using the Black-Scholes model. The fair values of the amounts expensed in 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R). For additional valuation assumptions, see Note 10 - Stock Based Compensation to our Consolidated Financial Statements for the year ended December 31, 2006.

(4)	As of December 31, 2006, each director had the following aggregate number of stock awards and option or SAR awards outstanding:

Name	Stock Awards (#)	Option/SAR Awards (# sh)

David R. Wilson	11,250	132,000

Charles E. Nihart	5,250	78,750

George Tesseris	5,250	84,000

Kenneth Kaczmarek	5,250	31,500

          Each non-employee director receives a $2,500 quarterly retainer fee. In addition, Non-employee directors receive a fee of $1,000 for each meeting of the board of directors attended and $500 for each conference call of the board of directors in which he/she participates. Except as noted below for Mr. Nihart, the fees for meeting attendance and conference call participation are per diem amounts - i.e. if a director attends a board and committee meeting on the same day, only one fee is paid. Mr. Nihart, who is a member of all three board committees, receives an additional $1,000 if he attends three or more such meetings in one day.

          Committee chairs receive an additional annual fee as follows:

•	Audit Committee Chairman	$ 3,000

•	Compensation Committee Chairman	$ 2,000

•	Corporate Governance and Nominating Committee	$ 1,000

          In lieu of the foregoing fees, David R. Wilson, Chairman of the Board, receives an $82,000 annual retainer fee, which is paid in monthly installments.

          Pursuant to our Stock Incentive Plan of 2005, each non-employee director receives an annual grant of restricted stock and an annual grant of stock appreciation rights. The restricted stock is awarded on June 30 of each year, and has a vesting period of three years. The Stock Appreciation Rights are awarded on December 31 of each year and are fully vested. The number of shares for each annual award of restricted stock and SARs is fixed under the Stock Incentive Plan of 2005 (subject to anti-dilution adjustment for events such as stock splits). In 2006, each non-employee director other than the Chairman of the Board received a grant of 2,100 shares of restricted stock on June 30, 2006, and a grant of SARs with respect to 2,625 shares of common stock on December 31. The Chairman of the Board received grants of 4,500 shares of restricted stock and SARs with respect to 5,625 shares of common stock on June 30 and December 31, respectively. The exercise price for all SARs granted is equal to the closing price for Spartan Motors stock on the date of the grant.

          Prior to 2005, each non-employee director generally received option grants for 7,000 shares of Spartan Motors common stock annually, 3,500 of which were granted on June 30 and 3,500 of which were granted on December 31; however, the Chairman of the Board (if a non-employee director) received option grants for 15,000 shares of Spartan Motors common stock annually, 7,500 of which were granted on June 30 and 7,500 of which were granted on December 31. The exercise prices for all of these options were equal to the closing price for the shares on the date of the grant.

          Directors are also eligible to participate in the Spartan Motors, Inc. Directors' Stock Purchase Plan. This plan provides that non-employee directors of Spartan Motors may elect to receive at least 25% and up to 100% of their "director's fees" in the form of Spartan Motors common stock. The term "director's fees" means the amount of income payable to a non-employee director for his or her service as a director of Spartan Motors, including payments for attendance at meetings of Spartan Motors' board of directors or meetings of committees of the board, and any retainer fee paid to such persons as members of the board. A non-employee director who elects to receive Spartan Motors common stock in lieu of some or all of his or her director's fees will, on or shortly after each "applicable date," receive a number of shares of common stock (rounded down to the nearest whole share) determined by dividing (1) the dollar amount of the director's fees payable to him or her on the applicable date that he or she has elected to receive in common stock by (2) the market value of common stock on the applicable date. The term "applicable date" means any date on which a director's fee is payable to the participant. To date, no shares have been issued under this plan.

Compensation Committee Report

          The Compensation Committee has reviewed and discussed with management the information provided under the heading "Compensation Discussion and Analysis." Based on this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in Spartan's annual report on Form 10-K and proxy statement on Schedule 14A.

Respectfully submitted,

George Tesseris, Chairman
Charles E. Nihart
David R. Wilson

Compensation Committee Interlocks

          Compensation Committee Interlocks and Insider Participation. Messrs. Tesseris, Nihart, and Wilson served as members of the Compensation Committee during the last completed fiscal year. None of the above members of the Compensation Committee were, during the fiscal year, an officer or employee of Spartan Motors or formerly an officer of Spartan Motors. None of Spartan's executive officers served as a member of a compensation committee (or board committee performing a similar function) for another entity.

Transactions with Related Persons

Transactions with Related Persons

          During 2006, the Company was engaged in no transactions, nor are any such transactions currently proposed, in which a related person, had or will have a direct or indirect material interest and which involves an amount exceeding $120,000.

          Our Code of Business Conduct and Compliance requires all officers and employees who may have a potential or apparent conflict of interest to immediately notify our Compliance Officer and requires all directors who may have a potential or apparent conflict of interest to immediately notify the remaining members of the board of directors. We expect our directors, officers and employees to act and make decisions that are in the Company's best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Our directors, officers and employees are prohibited from taking any action that makes it difficult to perform his or her Company work objectively and effectively, or that cloud or interfere with that persons judgment in the course of his or her job for the Company.

          Additionally, it is the Company's unwritten policy that the Audit Committee of the board of directors reviews all material transactions with any related person as identified by management. Generally speaking, a "related" person is a director, executive officer, or affiliate of the Company, or a family member of a director, executive officer, or affiliate of the Company. To identify related person transactions, each year we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with the Company in which the officer or director or their family members have an interest. Additionally, material undertakings by the Company are reviewed by management, with a view, in part, to identify if a related person is involved. A "related person transaction" is any transaction involving more than $120,000 in which the Company participates and a "related" person has a direct or indirect material interest. The Audit Committee intends to approve only those related person transactions that are in the best interests of the Company and its shareholders (or not inconsistent with the bests interests of the Company or its shareholders).

Audit Committee Report

          The Audit Committee reviews and supervises on behalf of the board of directors Spartan Motors' procedures for recording and reporting the financial results of its operations. Spartan Motors' management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. As part of its supervisory duties, the Audit Committee has reviewed Spartan Motors' audited financial statements for the year ended December 31, 2006, and has discussed those financial statements with Spartan Motors' management.

          The Audit Committee has also discussed with Spartan Motors' independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, the judgments of the independent registered public accounting firm concerning the quality, not just the acceptability, of Spartan Motors' accounting principles and such other matters that are required under applicable rules, regulations, U.S. generally accepted accounting principles or U.S. generally accepted auditing standards to be discussed with the independent registered public accounting firm. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures required by the Independence Standards Board and has discussed their independence from Spartan Motors and Spartan Motors' management with them, including a consideration of the compatibility of non-audit services with their independence.

          After and in reliance upon the reviews and discussions described above, the Audit Committee recommended to Spartan Motors' board of directors that the audited financial statements for the year ended December 31, 2006 be included in Spartan Motors' annual report on Form 10-K for the year ended December 31, 2006.

Respectfully submitted,

Charles E. Nihart, Chairman
George Tesseris
David R. Wilson
Kenneth Kaczmarek

Independent Auditors

          On March 23, 2007, Spartan Motors, Inc.'s (the "Company") Audit Committee approved the dismissal of Ernst & Young LLP as principal independent accountants for the Company.

          Ernst & Young LLP's reports on the financial statements of the Company for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2006 and 2005 and through March 23, 2007, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreements in Ernst & Young's reports on the Company's financial statements for such years.

          During the years ended December 31, 2006 and 2005 and through March 23, 2007, there were no "reportable events," as defined in Item 304(a)(1)(v) of Regulation S-K, in connection with the Company.

          On March 23, 2007, the Audit Committee approved the appointment of BDO Seidman, LLP as its new principal independent accountants. During the years ended December 31, 2006 and 2005 and through March 23, 2007, the Company (or someone on its behalf) did not consult BDO Seidman, LLP regarding either:

•

the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did BDO Seidman, LLP provide a written report or oral advice to the Company that BDO Seidman, LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

•

any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions related thereto) or a "reportable event," as defined in Item 304(a)(1)(v) of Regulation S-K.

Proposal to Ratify Appointment of BDO Seidman, LLP as Spartan Motors' Independent Auditors for the Current Fiscal Year

          Subject to the approval of shareholders, Spartan Motors' Audit Committee has appointed BDO Seidman, LLP as its independent registered public accounting firm for its 2007 fiscal year. Representatives of BDO Seidman, LLP are expected to be present at the annual meeting of shareholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

          Your board of directors recommends that you vote FOR ratification of the appointment of BDO Seidman, LLP.

Ernst & Young's Fees

          Ernst & Young served as the independent registered public accounting firm for Spartan Motors for 2006. BDO Seidman, LLP has been appointed as the independent registered public accounting firm for the Company for 2007. All fees paid to Ernst & Young LLP for services performed in 2006 and 2005 were approved pursuant to Spartan Motors' Audit Committee Pre-Approval Policy described above under "Audit Committee" on page _______. A summary of the fees billed by Ernst & Young for each of the last two calendar years follows.

	2006	2005

Audit Fees(1)	$354,500	$405,350
Audit-Related Fees(2)	35,870	16,820
Tax Fees(3)	98,485	157,915
Other Fees(4)	0	0

(1)

Represents the aggregate fees billed for professional services rendered by the principal accountant for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-Q or 10-K and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	Represents the aggregate fees billed for completion of the employee benefit plan audit and general accounting consultations and services that are unrelated to the annual audit.

(3)	Represents the aggregate fees for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.

(4)	Ernst & Young LLP did not bill Spartan Motors for any services other than those described above.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires Spartan Motors' directors and officers and persons who beneficially own more than 10% of the outstanding shares of our common stock to file reports of ownership and changes in ownership of shares of common stock with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file with the SEC. Based solely on our review of the copies of such reports that we received, or written representations from certain reporting persons that no reports on Form 5 were required for those persons for the 2005 fiscal year, we believe that our directors and officers complied with all applicable Section 16(a) filing requirements during 2006, with the exceptions noted below. On March 30, 2006 a Form 4 reporting an exercise of an option to purchase by Mr. Nihart was filed six business days late. On May 12, 2006, a Form 4 reporting the exercise of an option to purchase and subsequent sale of shares by Mr. Schalter was reported four business days late. Due to an administrative error, on July 7, 2006 Forms 4 for Messrs. Nihart, Tesseris, Kaczmarek, Foster, and Wilson were filed two business days late. The Forms 4 for Messrs. Wilson, Tesseris, Kaczmarek, and Nihart reported the grant of restricted stock under the Company's Stock Incentive Plan of 2005. The Form 4 for Mr. Nihart also reported the exercise of an option to purchase stock and subsequent sale of the stock. The Form 4 for Mr. Foster reported the exercise of an option to purchase and subsequent sale of the stock. On November 15, 2006, a Form 4 reporting the exercise of an option to purchase stock and subsequent sale of the stock by Mr. Tesseris was filed two business days late.

Shareholder Proposals

          Shareholder proposals intended to be presented at the annual meeting of shareholders in the year 2008 and that a shareholder would like to have included in the proxy statement and form of proxy relating to that meeting must be received by Spartan Motors for consideration not later than December 24, 2007 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Such proposals of shareholders should be made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934. All other proposals of shareholders that are intended to be presented at the annual meeting in the year 2008 must be received by Spartan Motors not later than December 24, 2007 or they will be considered untimely.

Solicitation of Proxies

          We will initially solicit proxies by mail. In addition, directors, officers and employees of Spartan Motors and its subsidiaries may solicit proxies by telephone or facsimile or in person without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by them. Spartan Motors will bear all costs of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy material to beneficial owners.

Important Notice Regarding Delivery of Shareholder Documents

          As permitted by Securities and Exchange Commission rules, only one copy of this proxy statement and the 2006 annual report to shareholders is being delivered to multiple shareholders sharing the same address unless Spartan Motors has received contrary instructions from one or more of the shareholders who share the same address. We will deliver on a one-time basis, promptly upon written or oral request from a shareholder at a shared address, a separate copy of our proxy statement and the 2006 annual report to shareholders. Requests should be made to Spartan Motors, Inc., Attn: James W. Knapp, Secretary, 1000 Reynolds Road, Charlotte, Michigan 44813, telephone 517-543-6400. Shareholders sharing an address who are currently receiving multiple copies of the proxy statement and annual report to shareholders may instruct us to deliver a single copy of such documents on an ongoing basis. Such instructions must be in writing, must be signed by each shareholder who is currently receiving a separate copy of the documents, must be addressed to Spartan Motors, Inc., Attn: James W. Knapp, Secretary, 1000 Reynolds Road, Charlotte, Michigan 44813, and will continue in effect unless and until we receive contrary instructions as provided below. Any shareholder sharing an address may request to receive and instruct us to send separate copies of the proxy statement and annual report to shareholders on an ongoing basis by written or verbal request to Spartan Motors, Inc., Attn: James W. Knapp, Secretary, 1000 Reynolds Road, Charlotte, Michigan 44813, telephone 517-543-6400. We will begin sending separate copies of such documents within thirty days of receipt of such instructions.

Form 10-K Report Available.

          Spartan Motors' annual report to the Securities and Exchange Commission on Form 10-K, including financial statements and financial statement schedules, will be provided to you without charge upon written request. Please direct your requests to Spartan Motors, Inc., Attn: James W. Knapp, Secretary, 1000 Reynolds Road, Charlotte, Michigan 44813. In addition, Spartan Motors' annual report to the Securities and Exchange Commission on Form 10-K is available on Spartan Motors' website at www.spartanmotors.com in the "Investor Information" section.

BY ORDER OF THE BOARD OF DIRECTORS

James W. Knapp
Secretary

Charlotte, Michigan
April _____, 2007

APPENDIX A

SPARTAN MOTORS, INC.
STOCK INCENTIVE PLAN OF 2007

SECTION 1

Establishment of Plan; Purpose of Plan

          1.1          Establishment of Plan. The Company hereby establishes the STOCK INCENTIVE PLAN OF 2007 (the "Plan") for its directors, corporate, divisional and Subsidiary officers and other key employees. The Plan permits the grant and award of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Awards.

          1.2          Purpose of Plan. The purpose of the Plan is to provide directors, officers and other key employees of the Company, its divisions and its Subsidiaries with an increased incentive to contribute to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of directors, officers and other key employees with the interests of the Company's shareholders through the opportunity for increased stock ownership and to attract and retain directors, officers and other key employees. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives. Within that context, it is intended that most awards of Stock Options under the Plan are to provide performance-based compensation under Section 162(m) of the Code and the Plan shall be interpreted, administered and amended if necessary to achieve that purpose.

SECTION 2

Definitions

          The following words have the following meanings unless a different meaning plainly is required by the context:

          2.1          "Act" means the Securities Exchange Act of 1934, as amended.

          2.2          "Board" means the Board of Directors of the Company.

          2.3          "Change in Control," unless otherwise defined in an Incentive Award, means (a) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board; (b) the acquisition by any Person other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 issued under the Act) of 35% or more of the outstanding Common Stock or the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors; (c) the approval by the shareholders of the Company of a reorganization, merger or consolidation, unless with or into a Permitted Successor; or (d) the approval by the shareholders of the Company of the sale or disposition of all or substantially all of the assets of the Company other than to a Permitted Successor.

          2.4          "Code" means the Internal Revenue Code of 1986, as amended.

          2.5          "Committee" means the Compensation Committee of the Board or such other committee as the Board may designate from time to time. The Committee shall consist of at least 2 members of the Board and all of its members shall be Non-Employee Directors and "outside directors" as defined in the regulations issued under Section 162(m) of the Code.

          2.6          "Common Stock" means the Common Stock, $.01 par value, of the Company.

          2.7          "Company" means Spartan Motors, Inc., a Michigan corporation, and its successors and assigns.

          2.8          "Competition" means participation, directly or indirectly, in the ownership, management, financing or control of any business that is the same as or similar to the present or future businesses of the Company or any Subsidiary. Such participation may be by way of employment, consulting services, directorship or officership. Ownership of less than 3% of the shares of any corporation whose shares are traded publicly on any national or regional stock exchange or over the counter shall not be deemed Competition.

          2.9          "Continuing Directors" mean the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors whose election or nomination for election by the Company's shareholders was approved by a vote of three-quarters (3/4) of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation subject to Rule 14a-12(c) of Regulation 14A issued under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

          2.10          "Disability" means: (a) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (b) a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of Company.

          2.11          "Employee Benefit Plan" means any plan or program established by the Company or a Subsidiary for the compensation or benefit of employees of the Company or any of its Subsidiaries.

          2.12          "Excluded Holder" means (a) any Person who at the time this Plan was adopted was the beneficial owner of 10% or more of the outstanding Common Stock; or (b) the Company, a Subsidiary or any Employee Benefit Plan of the Company or a Subsidiary or any trust holding Common Stock or other securities pursuant to the terms of an Employee Benefit Plan.

          2.13          "Incentive Award" means the award or grant of a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Stock Award to a Participant pursuant to the Plan.

          2.14          "Market Value" shall equal the closing price of Common Stock reported on Nasdaq on the date of grant, exercise or vesting, as applicable, or if Nasdaq is closed on that date, the last preceding date on which Nasdaq was open for trading and on which shares of Common Stock were traded. If the Common Stock is not listed on Nasdaq, the Market Value shall be determined by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

          2.15          "Mature Shares" means shares of Common Stock that a Participant has owned for at least six months and that meet any other holding requirements established by the Committee for the shares to be used for attestation.

          2.16          "Nasdaq" means The Nasdaq Stock Market, Inc., or if the Common Stock is not listed for trading on the on the Nasdaq Stock Market, Inc. on the date in question, then such other United States-based stock exchange or quotation system on which the Common Stock may be traded or quoted on the date in question.

          2.17          "Non-Employee Directors" shall mean individuals who qualify as such within the meaning of Rule 16b-3 under the Exchange Act (or any successor definition thereto).

          2.18          "Participant" means a director, corporate officer, divisional officer or any key employee of the Company, its divisions or its Subsidiaries who the Committee determines is eligible to participate in the Plan and who is designated to be granted an Incentive Award under the Plan.

          2.19          "Permitted Successor" means a company that, immediately following the consummation of a transaction specified in clauses (c) and (d) of the definition of "Change in Control" above, satisfies each of the following criteria: (a) 50% or more of the outstanding common stock of the company and the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (in each case determined immediately following the consummation of the applicable transaction) is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the outstanding Common Stock and outstanding securities entitled to vote generally in the election of directors (respectively) immediately prior to the applicable transaction; (b) no Person other than an Excluded Holder beneficially owns, directly or indirectly, 10% or more of the outstanding common stock of the company or the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (for these purposes the term Excluded Holder shall include the company, any subsidiary of the company and any employee benefit plan of the company or any such subsidiary or any trust holding common stock or other securities of the company pursuant to the terms of any such employee benefit plan); and (c) at least a majority of the board of directors of the company is comprised of Continuing Directors.

          2.20          "Person" has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

          2.21          "Restricted Period" means the period of time during which Restricted Stock or Restricted Stock Units awarded under the Plan are subject to the risk of forfeiture, restrictions on transfer and other restrictions and/or conditions pursuant to Section 7. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

          2.22          "Restricted Stock" means Common Stock awarded to a Participant pursuant to Section 7 of the Plan.

          2.23          "Restricted Stock Unit" means an award to a Participant pursuant to Section 7 of the Plan as described in Section 7.

          2.24          "Retirement" means any of the following: (a) the voluntary termination by a Participant of all employment with the Company, (b) the fulfillment of the term for which a director of the Company was elected followed by that director standing for re-election at a meeting of the Company's shareholders and failing to be re-elected, or (c) the fulfillment of the term for which a director of the Company was elected followed by that director not standing for re-election (as applicable) after the Participant has attained either (i) 62 years of age or (ii) age 60 with at least 10 years of service with the Company, or such other age as shall be determined by the Committee in its sole discretion or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

          2.25          "Stock Appreciation Right" or "SAR" means a right awarded to a Participant pursuant to Section 6 of the Plan, which shall entitle the Participant to receive cash, Common Stock, other property or a combination thereof, as determined by the Committee, having a value on the date the SAR is exercised equal to the excess of (a) the Market Value of a share of Common Stock at the time of exercise over (b) the base price of the right, as established by the Committee on the date the award is granted (provided that such base price is not lower than the Market Value as of the date of grant).

          2.26          "Stock Award" means an award of Common Stock awarded to a Participant pursuant to Section 8 of the Plan.

          2.27          "Stock Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

          2.28          "Subsidiary" means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

SECTION 3

Administration

          3.1          Power and Authority. The Committee shall administer the Plan. The Committee may delegate record keeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be officers or employees of the Company or its Subsidiaries. Except as limited in this Plan or as may be necessary to ensure that this Plan provides performance-based compensation under Section 162(m) of the Code, the Committee shall have all of the express and implied powers and duties set forth in the Bylaws of the Company and this Plan, shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan and shall have full power and authority to supervise the administration of the Plan and Incentive Awards granted under the Plan and to make all other determinations and do all things considered necessary or advisable for the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it considers advisable. Action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it considers advisable.

          3.2          Grants or Awards to Participants. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the Committee may consider necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the following: (a) the persons who shall be selected as Participants; (b) the nature and, subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise or purchase price, the manner in which an Incentive Award will vest or become exercisable and the form of payment for the Incentive Award); (c) the time or times when Incentive Awards will be granted; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject.

          3.3          Amendments or Modifications of Awards. Subject to Section 11, the Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect, including, without limitation, the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award, provided that any increase in the number of shares of an Incentive Award other than pursuant to Section 4.3 shall be considered to be a new grant with respect to such additional shares for purposes of Code section 409A and such new grant shall be made at Market Value on the date of the grant; (b) extend the term of an Incentive Award, provided that any such extension is no later than the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the Incentive Award would otherwise have been expired if not for the extension; (c) accelerate the exercisability or vesting or otherwise terminate, waive or modify any restrictions relating to an Incentive Award; (d) accept the surrender of any outstanding Incentive Award; and (e) to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards, provided, however, that such grant of new Incentive Awards shall be considered a new grant for purposes of Code section 409A and such new grant shall be made at Market Value on the date of the grant; provided, that Incentive Awards issued under the Plan may not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price or base price of such Incentive Awards to the same Participants; further provided, that no amendment or modification will alter the Plan in such a way as to cause it to be governed by Code section 409A.

          3.4          Indemnification of Committee Members. Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

SECTION 4

Shares Subject to the Plan

          4.1          Number of Shares. Subject to adjustment as provided in Section 4.3 of the Plan, the total number of shares of Common Stock available for Incentive Awards under the Plan shall be 900,000 shares of Common Stock; plus shares subject to Incentive Awards that are canceled, surrendered, modified, exchanged for substitute Incentive Awards or expire or terminate prior to the exercise or vesting of the Incentive Award in full and shares that are surrendered to the Company in connection with the exercise or vesting of an Incentive Award, whether previously owned or otherwise subject to such Incentive Award; provided, that not more than 50% of the shares authorized for issuance under the Plan pursuant to this Section 4.1 may be issued as Stock Awards, Restricted Stock or Restricted Stock Units. Such shares shall be authorized and may be either unissued shares, shares issued and repurchased by the Company (including shares purchased on the open market), shares issued and otherwise reacquired by the Company and shares otherwise held by the Company.

          4.2          Limitation Upon Incentive Awards. No Participant shall be granted, during any calendar year, Incentive Awards with respect to more than 125,000 shares of Common Stock, subject to adjustment as provided in Section 4.3 of the Plan, but only to the extent that such adjustment will not affect the status of any Incentive Award theretofore issued or that may thereafter be issued as "performance based compensation" under Section 162(m) of the Code. A purpose of this Section 4.2 is to ensure that the Plan may provide performance-based compensation under Section 162(m) of the Code and this Section 4.2 shall be interpreted, administered and amended if necessary to achieve that purpose.

          4.3          Adjustments.

          (a)          Stock Dividends and Distributions. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization or other general distribution of Common Stock or other securities to holders of Common Stock, the Committee shall provide that the number and kind of securities available for Incentive Awards and reserved for issuance under the Plan and the limitation provided in Section 4.2, together with applicable exercise prices and base prices, as well as the number and kind of securities available for issuance under the Plan, shall be adjusted in an equitable manner. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from such adjustments shall be eliminated from the respective Incentive Awards.

          (b)          Other Actions Affecting Common Stock. If there occurs, other than as described in the preceding subsection, any merger, business combination, recapitalization, reclassification, subdivision or combination approved by the Board that would result in the Persons who were shareholders of the Company immediately prior to the effective time of any such transaction owning or holding, in lieu of or in addition to shares of Common Stock, other securities, money and/or property (or the right to receive other securities, money and/or property) immediately after the effective time of such transaction, then the outstanding Incentive Awards (including exercise prices and base prices) and reserves for Incentive Awards under this Plan shall be adjusted in such manner as the Committee determines shall be appropriate under the circumstances. It is intended that in the event of any such transaction, Incentive Awards under this Plan shall entitle the holder of each Incentive Award to receive (upon exercise in the case of Stock Options and SARs), in lieu of or in addition to shares of Common Stock, any other securities, money and/or property receivable upon consummation of any such transaction by holders of Common Stock with respect to each share of Common Stock outstanding immediately prior to the effective time of such transaction; upon any such adjustment, holders of Incentive Awards under this Plan shall have only the right to receive in lieu of or in addition to shares of Common Stock such other securities, money and/or other property as provided by the adjustment. If the agreement, resolution or other document approved by the Board to effect any such transaction provides for the adjustment of Incentive Awards under the Plan in connection with such transaction, then the adjustment provisions contained in such agreement, resolution or other document shall be final and conclusive, so long as they are in compliance with Code section 409A.

SECTION 5

Stock Options

          5.1          Grant. A Participant may be granted one or more Stock Options under the Plan. No Participant shall have any rights as a shareholder with respect to any shares of stock subject to Stock Options granted hereunder until said shares have been issued. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan. Subject to the limitation imposed by Section 4.2 of the Plan, the Committee shall have complete discretion in determining the number of Stock Options granted to each Participant. The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code; provided, that the number of shares of Common Stock that may be designated as subject to incentive stock options for any given Participant shall be limited to that number of shares that become exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Subsidiaries) and have an aggregate Market Value less than or equal to $100,000 (or such other amount as may be set forth in the Code) and all shares subject to an Incentive Award that have a Market Value in excess of such aggregate amount shall automatically be subject to Stock Options that are not incentive stock options. Stock Options granted to directors who are not employees of the Company or its Subsidiaries shall not be treated as incentive stock options under Section 422(b) of the Code.

          5.2          Stock Option Agreements. Stock Options shall be evidenced by stock option agreements and/or certificates of award containing the terms and conditions applicable to such Stock Options. To the extent not covered by the stock option agreement, the terms and conditions of this Section 5 shall govern.

          5.3          Stock Option Price. The per share Stock Option exercise price shall be determined by the Committee, but shall be a price that is equal to or greater than 100% of the Market Value on the date of grant. The date of grant of a Stock Option shall be the date the Stock Option is authorized by the Committee or a future date specified by the Committee as the date for issuing the Stock Option.

          5.4          Medium and Time of Payment. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents or provides in the applicable stock option agreement or grant, in Mature Shares or other consideration substantially equivalent to cash. To the extent any such amendment would not cause a Stock Option to become subject to Code section 409A, the time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option. The Committee may implement a program for the broker-assisted cashless exercise of Stock Options.

          5.5          Stock Options Granted to 10% Shareholders. No Stock Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Stock Option provides an exercise price equal to at least 110% of the Market Value on the date of grant and the exercise of the Stock Option after the expiration of five years from the date of grant of the Stock Option is prohibited by its terms.

          5.6          Limits on Exercisability. Except as set forth in Section 5.5, Stock Options shall be exercisable for such periods, not to exceed 10 years from the date of grant, as may be fixed by the Committee. At the time of exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant's service with the Company and its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions.

          5.7          Restrictions on Transferability.

          (a)          General. Unless the Committee otherwise consents or permits (before or after the option grant) or unless the stock option agreement or grant provides otherwise, Stock Options granted under the Plan may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution, and, as a condition to any transfer permitted by the Committee or the terms of the stock option agreement or grant, the transferee must execute a written agreement permitting the Company to withhold from the shares subject to the Stock Option a number of shares having a Market Value at least equal to the amount of any federal, state or local withholding or other taxes associated with or resulting from the exercise of a Stock Option. All provisions of a Stock Option that are determined with reference to the Participant, including without limitation those that refer to the Participant's employment with the Company or its Subsidiaries, shall continue to be determined with reference to the Participant after any transfer of a Stock Option.

          (b)          Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or "claw-back" provisions, and restrictions under applicable federal or state securities laws.

          5.8          Termination of Employment, Directorship or Officer Status. Unless the Committee otherwise consents or permits (before or after the option grant) or unless the stock option agreement or grant provides otherwise:

          (a)          General. If a Participant ceases to be a director of the Company or ceases to be employed by or an officer of the Company or one of its Subsidiaries for any reason other than the Participant's death, Disability, Retirement or termination for cause (which are addressed below in Subsections 5.8(b), (c), (d) and (e), respectively), the Participant may exercise his or her Stock Options in accordance with their terms for a period of three months after such termination of employment, directorship or officer status, but only to the extent the Participant was entitled to exercise the Stock Options on the date of termination unless the Committee otherwise consents or the terms of the stock option agreement provide otherwise, and not beyond the original terms of the Stock Options. For purposes of the Plan, the following shall not be considered a termination of employment, or, where applicable, directorship or officer status: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided that the employee's right to re-employment is guaranteed by statute, contract or written policy of the Company; (iv) a termination of employment with continued service as an officer or director; or (v) a termination of a directorship with continued service as an employee or officer. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to re-employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

          (b)          Death. If a Participant dies either while a director of the Company or an employee or officer of the Company or one of its Subsidiaries or after the termination of employment or directorship other than for cause (termination for cause is addressed below in Subsection 5.8(e)), all of the Stock Options issued to such Participant shall become exercisable upon the Participant's death in accordance with their terms by the personal representative of such Participant or other successor to the interest of the Participant.

          (c)          Disability. If a Participant ceases to be a director of the Company or ceases to be an employee or officer of the Company or one of its Subsidiaries due to the Participant's Disability, the Participant may exercise all of his or her Stock Options in accordance with their terms.

          (d)          Participant Retirement. If a Participant Retires as a director of the Company or an employee or officer of the Company or one of its Subsidiaries, Stock Options granted under the Plan may be exercised in accordance with their terms during the remaining terms of the Stock Options.

          (e)          Termination for Cause. Notwithstanding anything to the contrary in this Section 5.8, if a Participant is terminated for cause, the Participant shall have no further right to exercise any Stock Options previously granted. For purposes of the Plan, the Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for cause.

          (f)          Additional Provisions in Stock Option Agreements. The Committee may, in its sole discretion, provide by resolution or by including provisions in any stock option agreement entered into with a Participant that the Participant shall have no further right to exercise any Stock Options after termination of employment or directorship if the Committee determines the Participant has entered into Competition with the Company.

SECTION 6

Stock Appreciation Rights

          6.1          Grant. A Participant may be granted one or more Stock Appreciation Rights under the Plan and such SARs will be subject to such terms and conditions, consistent with the other provisions of the Plan, as will be determined by the Committee in its sole discretion. A SAR may relate to a particular Stock Option and may be granted simultaneously with or subsequent to the Stock Option to which it relates. Except to the extent otherwise modified in the grant, (i) SARs not related to a Stock Option shall be granted subject to the same terms and conditions applicable to Stock Options as set forth in Section 5, and (ii) all SARs related to Stock Options granted under the Plan shall be granted subject to the same restrictions and conditions and shall have the same vesting, exercisability, forfeiture and termination provisions as the Stock Options to which they relate. SARs may be subject to additional restrictions and conditions. The per-share base price for exercise or settlement of SARs shall be determined by the Committee, but shall be a price that is equal to or greater than the Market Value of such shares on the date of the grant.

          6.2          Exercise; Payment. To the extent granted in tandem with a Stock Option, SARs may be exercised only when a related Stock Option could be exercised and only when the Market Value of the stock subject to the Stock Option exceeds the exercise price of the Stock Option. Unless the Committee decides otherwise (in its sole discretion), SARs will only be paid in cash or in shares of Common Stock. Other than as adjusted pursuant to Section 4.3, the base price of SARs may not be reduced without shareholder approval (including canceling previously awarded SARs and regranting them with a lower base price).

          6.3          Annual Grant to Non-Employee Directors. Subject to the limitation imposed by Section 4.2 and the adjustments provided for by Section 4.3, and in lieu of all Stock Options to be granted to non-employee directors on December 31 of each year under the Spartan Motors, Inc. Stock Option and Restricted Stock Plan of 1998, the Spartan Motors, Inc. Stock Option and Restricted Stock Plan of 2003, and/or the Spartan Motors, Inc. Stock Incentive Plan of 2005, Stock Appreciation Rights with respect to 2,625 shares of Common Stock shall be granted automatically on December 31 of each year (beginning on December 31, 2007), to each director of the Company who is, at the time of such grant, a Non-Employee Director; provided, however, that if any Non-Employee Director is at the time of grant the Chairman of the Board, the number of shares subject to the SARs granted to that Non-Employee Director on such date shall be 5,625. The automatic grants provided for by this Section 6.3 are in lieu of any automatic grants of Stock Appreciation Rights provided for by Section 6.3 of the Spartan Motors, Inc. Stock Incentive Plan of 2005, and no automatic grants will be provided under this Section 6.3 until the Board ceases to provide grants under Section 6.3 of the Spartan Motors, Inc. Stock Incentive Plan of 2005. The automatic grants provided for by this Section 6.3 may be suspended, modified or terminated by the Board, in its sole discretion.

SECTION 7

Restricted Stock and Restricted Stock Units

          7.1          Grant. Subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, Restricted Stock and Restricted Stock Units may be granted to Participants under the Plan. Shares of Restricted Stock are shares of Common Stock the retention, vesting and/or transferability of which is subject, during specified periods of time, to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are Incentive Awards denominated in units of Common Stock under which the issuance of shares of Common Stock is subject to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. For purposes of determining the number of shares available under the Plan, each Restricted Stock Unit shall count as the number of shares of Common Stock subject to the Restricted Stock Unit. Unless determined otherwise by the Committee, each Restricted Stock Unit will be equal to one share of Common Stock and will entitle a Participant to either shares of Common Stock or an amount of cash determined with reference to the value of shares of Common Stock. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in Common Stock, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but shall be consistent with the terms of the Plan. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which awards of Restricted Stock or Restricted Stock Units, or shares of Common Stock issuable under Restricted Stock Unit awards, shall be sold or awarded to a Participant, which may vary from time to time and among Participants.

          7.2          Restricted Stock Agreements. Awards of Restricted Stock and Restricted Stock Units shall be evidenced by restricted stock or restricted stock unit agreements or certificates of award containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Unless the restricted stock or restricted stock unit agreement or certificate provides otherwise, Restricted Stock and Restricted Stock Unit awards shall be subject to the terms and conditions set forth in this Section 7.

          7.3          Vesting. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee; provided, that Restricted Stock Units will be issued to a Participant within two and a half months following the end of the year in which such Restricted Stock Units vest. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of shares of Restricted Stock and under Restricted Stock Units subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Committee.

          7.4          Termination of Employment, Directorship or Officer Status. Unless the Committee otherwise consents or permits (before or after the grant of Restricted Stock or Restricted Stock Units) or unless the restricted stock or restricted stock unit agreement or grant provides otherwise:

          (a)          General. In the event of termination of employment, directorship or officer status during the Restricted Period for any reason other than death, Disability, Retirement or termination for cause (which are addressed below in Subsections 7.4(b), (c), (d) and (e), respectively), each Restricted Stock and Restricted Stock Unit award still subject in full or in part to restrictions at the date of such termination shall automatically be forfeited and returned to the Company. For purposes of the Plan, the following shall not be considered a termination of employment, or, where applicable, directorship or officer status: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days duly authorized in writing by the Company, provided that the employee's right to re-employment is guaranteed by statute, contract or written policy of the Company; (iv) a termination of employment with continued service as an officer or director; or (v) a termination of a directorship with continued service as an employee or officer. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to re-employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

          (b)          Death. If a Participant dies either while a director of the Company or an employee or officer of the Company or one of its Subsidiaries or after the termination of employment or directorship other than for cause (termination for cause is addressed below in Subsection 7.4(e)) but during the time when the Participant holds Restricted Stock or Restricted Stock Units still subject in full or in part to restrictions at the date of death, the Participant's Restricted Stock and Restricted Stock Units subject to a Restricted Period shall immediately become vested and the Participant's ownership (or that of his successor in interest) of such Restricted Stock and Restricted Stock Units shall not be affected by the Participant's death.

          (c)          Disability. If a Participant ceases to be a director of the Company or ceases to be an employee or officer of the Company or one of its Subsidiaries due to the Participant's Disability, the Participant's Restricted Stock and Restricted Stock Units subject to a Restricted Period shall immediately become vested and the Participant's ownership of such Restricted Stock and Restricted Stock Units shall not be affected by such Disability.

          (d)          Participant Retirement. If a Participant Retires as a director of the Company or an employee or officer of the Company or one of its Subsidiaries, Restricted Stock and Restricted Stock Units granted under the Plan shall vest in accordance with their terms and the Participant's ownership of the Restricted Stock and Restricted Stock Units shall not be affected by such Retirement.

          (e)          Termination for Cause. Notwithstanding anything to the contrary in this Section 7.4, if a Participant's employment or directorship is terminated for cause, the Participant shall have no further right to receive any Restricted Stock or Restricted Stock Units and all Restricted Stock and Restricted Stock Units still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company. For purposes of the Plan, the Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for cause.

          7.5          Restrictions on Transferability.

          (a)          General. Unless the Committee otherwise consents or permits or unless the terms of the restricted stock or restricted stock unit agreement or grant provide otherwise: (i) shares of Restricted Stock or and interests in Restricted Stock Units shall not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution; and (ii) all rights with respect to Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant, his or her guardian or legal representative.

          (b)          Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock subject to Restricted Stock and Restricted Stock Unit awards under the Plan as the Committee considers advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or "claw-back" provisions, and restrictions under applicable federal or state securities laws.

          7.6          Legending of Restricted Stock. In addition to any other legend that may be set forth on a Participant's share certificate, any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

The shares represented by this certificate were issued subject to certain restrictions under the Spartan Motors, Inc. Stock Incentive Plan of 2007 (the "Plan"). This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events. Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company.

The Committee may require that certificates representing shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Subsidiary until any restrictions applicable to shares of Restricted Stock so retained have been satisfied or lapsed.

          7.7          Rights as a Shareholder. A Participant shall have all dividend, liquidation and other rights with respect to Restricted Stock held by such Participant as if the Participant held unrestricted Common Stock; provided, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to this Section 7 and the terms and conditions set forth in the Participant's restricted stock agreement. Unless the Committee otherwise determines or unless the terms of the applicable restricted stock unit agreement or grant provide otherwise, a Participant shall have all dividend and liquidation rights with respect to shares of Common Stock subject to awards of Restricted Stock Units held by such Participant as if the Participant held unrestricted Common Stock. Unless the Committee determines otherwise or unless the terms of the applicable restricted stock or restricted stock unit agreement or grant provide otherwise, any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock and shares of Common Stock subject to unvested Restricted Stock Units shall be subject to the same restrictions and vesting schedule as the shares to which such dividends or distributions relate. Any dividend payment with respect to Restricted Stock and Restricted Stock Units shall be made no later than the end of the calendar year in which the dividends are paid to shareholders, or, if later, the 15th day of the third month following the date the dividends are paid to shareholders.

          7.8          Voting Rights. Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Restricted Period. Participants shall have no voting rights with respect to shares of Common Stock underlying Restricted Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company's stock ledger.

          7.9          Annual Grant to Non-Employee Directors. Subject to the limitation imposed by Section 4.2 and the adjustments provided for by Section 4.3 and in lieu of all Stock Options to be granted to non-employee directors on June 30 of each year under the Spartan Motors, Inc. Stock Option and Restricted Stock Plan of 1998, the Spartan Motors, Inc. Stock Option and Restricted Stock Plan of 2003, and/or the Spartan Motors, Inc. Stock Incentive Plan of 2005, 3,150 shares of Restricted Stock shall be granted automatically on June 30 of each year (beginning on June 30, 2008), to each director of the Company who is, at the time of such grant, a Non-Employee Director; provided, however, that if any Non-Employee Director is at the time of grant the Chairman of the Board, the number of shares of Restricted Stock granted to that Non-Employee Director on such date shall be 6,750. The Restricted Period(s) for such Restricted Stock shall be not less than one year from the date of grant, during which time such Restricted Stock shall be restricted from being sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or according to the laws of descent and distribution. Such Restricted Stock shall be subject to all of the provisions of this Section 7. The automatic grants provided for by this Section 7.9 are in lieu of any automatic grants of Restricted Stock provided for by Section 7.9 of the Spartan Motors, Inc. Stock Incentive Plan of 2005, and no automatic grants will be provided under this Section 7.9 until the Board ceases to provide grants under Section 7.9 of the Spartan Motors, Inc. Stock Incentive Plan of 2005. The automatic grants provided for by this Section 7.9 may be suspended, modified or terminated by the Board, in its sole discretion.

SECTION 8

Stock Awards

          8.1          Grant. Subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, a Participant may be granted one or more Stock Awards under the Plan. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. Notwithstanding the previous sentence, Stock Awards shall be settled no later than the 15th day of the third month after the awards vest.

          8.2          Rights as a Shareholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Stock Award under this Section 8 upon the Participant becoming the holder of record of the Common Stock granted pursuant to such Stock Award; provided, that the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to a Stock Award as it considers appropriate. Any dividend payment with respect to a Stock Award shall be made no later than the end of the calendar year in which dividends are paid to shareholders, or, if later, the 15th day of the third month following the date the dividends are paid to shareholders.

SECTION 9

Change in Control

          9.1          Acceleration of Vesting. If a Change in Control of the Company shall occur, then, unless the Committee or the Board otherwise determines with respect to one or more Incentive Awards, without action by the Committee or the Board: (a) all outstanding Stock Options and Stock Appreciation Rights shall become immediately exercisable in full and shall remain exercisable during the remaining terms thereof as set forth in Sections 5.6 and 6.1, regardless of whether the Participants to whom such Stock Options and Stock Appreciation Rights have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all other outstanding Incentive Awards shall become immediately fully vested and exercisable and nonforfeitable.

          9.2          Cash Payment for Stock Options and Stock Appreciation Rights. If a Change in Control of the Company shall occur, then the Committee, in its sole discretion, without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Stock Options and/or Stock Appreciation Rights shall receive, with respect to some or all of the shares of Common Stock subject to such Stock Options and/or Stock Appreciation Rights, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the greater of the excess of (a) the highest sales price of the shares on Nasdaq on the date immediately prior to the effective date of such Change in Control of the Company or (b) the highest price per share actually paid in connection with any Change in Control of the Company over the exercise price per share of such Stock Options and/or the base price per share of such Stock Appreciation Rights.

SECTION 10

General Provisions

          10.1          No Rights to Awards. No Participant or other person shall have any claim to be granted any Incentive Award under the Plan and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant or the same Participant.

          10.2          Withholding. The Company or a Subsidiary shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied (but only to the extent required to satisfy the minimum amount required to be withheld by law or regulation) by withholding Common Stock to be received upon exercise or vesting of an Incentive Award or by delivery to the Company of previously owned Common Stock. The Company may establish such rules and procedures concerning timing of any withholding election as it deems appropriate.

          10.3          Compliance With Laws; Listing and Registration of Shares. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issuance or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          10.4          No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

          10.5          No Right to Employment. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ or directorship of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment and a directorship may be terminated consistent with the Company's Restated Articles of Incorporation and Bylaws, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

          10.6          No Liability of Company. The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; (b) any tax consequence to any Participant or other person due to the receipt, exercise or settlement of any Incentive Award granted hereunder; and (c) any provision of law or legal restriction that prohibits or restricts the transfer of shares of Common Stock issued pursuant to any Incentive Award.

          10.7          Suspension of Rights under Incentive Awards. The Company, by written notice to a Participant, may suspend a Participant's and any transferee's rights under any Incentive Award for a period not to exceed 60 days while the termination for cause of that Participant's employment or directorship with the Company and its Subsidiaries is under consideration.

          10.8          Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

          10.9          Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, unless such construction would cause the Plan to fail in its essential purposes.

SECTION 11

Termination and Amendment

          11.1          The Board may terminate the Plan at any time or may from time to time amend or alter the Plan or any aspect of it as it considers proper and in the best interests of the Company, provided that no such amendment may be made, without the approval of shareholders of the Company, that would (i) reduce the exercise price at which Stock Options, or the base price at which Stock Appreciation Rights, may be granted below the prices provided for in Sections 5.3 and 6.1, respectively (ii) reduce the exercise price of outstanding Stock Options or the base price of outstanding Stock Appreciation Rights, (iii) increase the individual maximum limits in Section 4.2 or (iv) otherwise amend the Plan in any manner requiring shareholder approval by law or under Nasdaq listing requirements or other applicable Nasdaq rules. The Committee may alter or amend an award agreement and/or Incentive Award previously granted under the Plan to the extent it determines that such action is appropriate. In no event, however, may the exercise price of Stock Options or the base price of Stock Appreciation Rights be reduced below the Market Value on the date of the grant.

          11.2          Notwithstanding anything to the contrary in Section 11.1, no such amendment or alteration to the Plan or to any previously granted award agreement or Incentive Award shall be made which would impair the rights of the holder of the Incentive Award, without such holder's consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Incentive Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

SECTION 12

Effective Date and Duration of the Plan

          This Plan shall take effect May 23, 2007, subject to approval by the shareholders at the 2007 Annual Meeting of Shareholders or any adjournment thereof or at a Special Meeting of Shareholders. Unless earlier terminated by the Board of Directors, no Incentive Award shall be granted under the Plan after May 22, 2017.

APPENDIX B

SPARTAN MOTORS, INC.

AUDIT COMMITTEE CHARTER

Effective July 25, 2005
Updated April 24, 2006

          This Charter governs the organization and operation of the Audit Committee of the Board of Directors of Spartan Motors, Inc. (the "Company") and has been approved by the Company's Board of Directors. All amendments to this Charter shall be approved by the Board of Directors.

I.	ROLE:

The primary purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to the Company's financial statements and the accounting and financial reporting process, the Company's systems of internal accounting and financial controls, the qualification and independence of outside auditors, the annual independent audit of the Company's financial statements, legal and regulatory compliance and ethics issues. In so doing, it is the Audit Committee's responsibility to maintain free and open communication between the Audit Committee, the independent auditor and management. In discharging its oversight role, the Audit Committee is empowered to investigate and/or review any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Audit Committee is empowered to retain outside legal counsel and accounting or other experts and advisors as the Audit Committee deems necessary to carry out its duties. However, while the Audit Committee is empowered to retain outside consultants, it is not expected to do so routinely. Rather, it is expected that such authority would be exercised in response to specific circumstances giving rise to an Audit Committee determination that such action is in the best interest of the Company and its shareholders.

II.	MEMBERSHIP:

A. Independence/Composition. The Audit Committee shall be comprised of not less than three members. The members of the Audit Committee:

1.	Shall be members of the Company's Board of Directors.

2.

Shall be independent of management and the Company and its subsidiaries. Members of the Audit Committee shall be considered independent if they have (1) no relationship that may interfere with the exercise of their independence from management and the Company, (2) other than fees for board service, receive, directly and indirectly, only the directors' fees and other compensation that is permitted under applicable laws, rules and regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other rules and regulations of the Securities and Exchange Commission (the "Commission") and applicable rules, listing standards and other requirements of The NASDAQ Stock Market, Inc. (collectively, "Laws"), (3) are not affiliated persons (as defined in Rule 10A-3 under the Exchange Act or other applicable Laws) of the Company or any of its subsidiaries, (4) have not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and (5) otherwise qualify as independent under applicable Laws. Notwithstanding the above, one director who is not independent may serve as a member of the Audit Committee as and if permitted by applicable Laws.

3.

At the time of their appointment to the Audit Committee, shall be financially literate, able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, and have a working familiarity with basic financial and accounting practices and audit committee functions. Committee members are encouraged to participate in relevant and appropriate continuing education to better understand the Company's business and the environment in which the Company operates.

4.

In addition, at least one member of the Audit Committee shall (i) be an "audit committee financial expert" as defined by applicable Laws and (ii) have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Any questions concerning a director's independence or qualification to serve on the Audit Committee will be determined by the Board of Directors in its business judgment and in accordance with applicable Laws. A Committee member may be removed for any reason by a majority vote of the Board of Directors.

B.   Appointment. The members of the Audit Committee shall be nominated by the Nominating Committee and appointed annually by the Board of Directors to three-year terms coinciding with their terms on the Board of Directors. The Nominating Committee shall recommend, and the Board shall designate, one member of the Audit Committee as Chairperson. Audit Committee members may be removed and replaced by the Board.

III.	MEETINGS:

A.   Schedule. The Audit Committee shall hold regular meetings at least quarterly each fiscal year. The meeting schedule shall include sessions with management, and the independent auditor. Each regularly scheduled meeting of the Audit Committee shall, however, conclude with an executive session of the Audit Committee, absent members of management and on such terms and conditions as the Audit Committee may determine. Special meetings of the Audit Committee may be called by the Audit Committee Chairperson or the Chief Financial Officer, or pursuant to any other procedures established by the Audit Committee. In addition, the independent auditor or legal counsel may, at any time, request and cause to be convened a meeting with the Audit Committee or Committee Chairperson, with or without management attendance. Pre-meeting materials are expected to be distributed to Audit Committee members in sufficient time prior to meetings to permit review by members before such meetings. Audit Committee members are expected to review those materials before the meeting. Meetings will focus on substantive issues of current importance and be of duration adequate to permit full discussion of all agenda items.

B.   Minutes/Reports. The Audit Committee shall keep written minutes of its meetings, including a report of all actions taken by it. Such minutes shall be delivered to the Board of Directors and shall be maintained with the books and records of the Company.

IV.	RESPONSIBILITIES:

The Company's management is responsible for preparing the Company's financial statements, and the independent auditor is responsible for auditing the Company's financial statements. The Audit Committee's role is one of oversight and does not provide any expert assurance or certification as to the Company's financial statements or the work of the independent auditor.

The following functions are the common recurring activities of the Audit Committee in carrying out its oversight function. The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate and consistent with applicable Laws and that the Audit Committee's policies and procedures should remain flexible in order to best react to changing conditions and circumstances. Without limiting the general authority, duties and responsibilities set forth in Rule 10A-3 under the Securities Exchange Act, the Audit Committee shall have the following authority, duties and responsibilities:

	A.	Document and Report Review

1.	Review and assess the adequacy of this Charter periodically or as conditions dictate (no less often than annually) and recommend any changes to this Charter to the Board of Directors.

2.

Review and discuss with management and the independent auditor the Company's financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") to be included in the Company's Annual Report on Form 10-K or otherwise submitted to the Commission or to the public, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements and MD&A. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditor under generally accepted auditing standards or applicable Laws.

3.	Recommend to the Board of Directors whether to sign the filing of the annual report on Form 10-K, based upon the Audit Committee's review of the annual financial statements included in the Form 10-K.

4.

Review and discuss with management and the independent auditor the Company's financial statements and MD&A to be included in the Company's Quarterly Reports on Form 10-Q or otherwise submitted to the Commission or to the public, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements and MD&A. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditor under generally accepted auditing standards or applicable Laws.

5.

Review and discuss with management the financial data contained in earnings press releases and approve prior to release or dissemination. Also, review and discuss with management financial information and earnings guidance provided to analysts and rating agencies.

B.	Independent Auditor

1.

Be directly responsible and have sole authority to select and appoint, determine the compensation of and funding for, evaluate, oversee and, if necessary, remove the Company's independent auditor. The independent auditor shall report and be accountable directly to the Audit Committee, and the Audit Committee shall oversee the resolution of any disagreements between management and the independent auditor regarding financial reporting. As used herein, the term "independent auditor" means any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

2.

Discuss with the independent auditor the overall scope and plans for its audit, including the budget, adequacy of staffing and compensation. The Audit Committee shall review any identified audit problems or difficulties and discuss management's responses thereto. The Audit Committee shall also meet separately with management and the independent auditor to discuss the results of the Audit Committee's examinations.

3.

On an annual basis, review and discuss with the independent auditor all significant relationships the auditor has with the Company to determine the auditor's objectivity and independence, undertaking or recommending appropriate action to continue that independence.

4.	Have the sole authority to implement and administer the Company's Policy Regarding the Approval of Audit and Permissible Nonaudit Services Provided by the Independent Auditor.

5.

Review the independent auditor's attestation and report on management's internal control report, and hold timely discussions with the independent auditor regarding the content of that attestation and report.

6.

At least annually, obtain and review a formal written report by the independent auditor, consistent with applicable Laws and standards set by the Independence Standards Board or other applicable bodies, regarding:

(a)	The firm's internal quality control procedures;

(b)

Any material issues raised by the most recent internal quality-control review, peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

(c)

All relationships between the independent auditor and its related entities and the Company and its related entities (with a confirmation that in the professional judgment the auditor is independent of the Company under all applicable Laws). If the Audit Committee is not satisfied with the auditors' assurances of independence, it shall take appropriate action to ensure the independence of the independent auditor.

7.	Annually review the performance of the independent auditor and report the Audit Committee's conclusions to the Board of Directors.

8.

May establish or approve Company hiring policies for employees or former employees of the independent auditor. At a minimum, such hiring policies must conform to the requirements of Sections 201 (g) and (h) and 202 (i) of the Sarbanes-Oxley Act. 15 USC §§ 78j-1 (g) - (i) (2003).

9.	At least every five years consider obtaining competitive quotes, for audit and tax services, from at least three accounting firms qualified to perform SEC-compliant audits.

C.	Financial Reporting Processes

1.	Review the integrity of the Company's financial reporting process, both internal and external, giving consideration to consultation with management and the independent auditor.

2.

Review the Company's critical accounting policies and practices as well as consider and approve, as appropriate, major changes to the Company's accounting policies and practices as suggested by the independent auditor and management, as well as any questions relating thereto.

3.

Periodically review and assess the adequacy of the Company's policies and practices related to related-party transactions, conduct an appropriate review of all related-party transactions for potential conflicts of interest situations on an ongoing basis, and review the Company's list of related-party transactions to determine that all required disclosures are in the Company's financial statements. All such transactions must be evaluated and approved by the Committee.

4.

Establish and maintain procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

D.	Internal Audit

1.	Discuss with management and the independent auditor the necessity of an internal audit function.

2.	To the extent an internal audit function is considered necessary, oversee the organization, objectivity, responsibilities, plans, budgets and staffing of such a function.

3.	Meet with the Manager of Financial Compliance and Process Improvement at least annually to discuss the review and testing of internal controls in his roles as internal auditor.

E.	Ethical and Legal Compliance

1.

Review the Company's policies and practices related to codes of business conduct, , ethical conduct compliance with key regulatory issues to determine that management has maintained a system to comply with expected ethical and legal requirements.

2.	Review with the Company's counsel the Securities Compliance Manual, including the insider trading policies.

3.

Review with the Company's counsel reports on the status of legal, compliance or regulatory matters, such as threatened or pending litigation, that may result in a material financial impact to the Company.

4.	Discuss the Company's risk assessment and risk management, any steps taken by management to control or mitigate risk exposure, and any audit problems or difficulties and management's response thereto.

5.	The Audit Committee will review the definition of an independent director when amended by NASD and assure that the company is in compliance.

F.	Other

1.	Prepare the Audit Committee report to be included in the Company's annual proxy statement to shareholders, as well as any other reports required of the Audit Committee.

2.

Obtain advice and assistance from outside legal, accounting or other advisors as deemed appropriate to perform the Audit Committee's duties and responsibilities. The Audit Committee has the sole authority to retain and determine the funding for such advisors.

3.

Investigate, when deemed necessary, potential improprieties or known improprieties in Company operations. The Audit Committee shall conduct investigations and, if necessary, retain outside experts with respect to any alleged illegality that may be brought to the Audit Committee's attention. The Audit Committee shall have the ability to investigate any matter within the scope of its responsibility and engage legal counsel, independent experts and other resources to assist in any such investigation.

4.	Perform any other activities consistent with this Charter, the Company's Bylaws and applicable Laws, as the Audit Committee or the Board of Directors deems necessary or appropriate.

5.	Review the Company's risk assessment and risk management practices annually.

6.	Review the Corporate Investment Policy annually.

7.	Annually review the Board financial approval limits.

V.	FUNDING:

The Company must provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of compensation to the independent auditor, compensation to any advisers employed by the Audit Committee in accordance with this Charter and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

VI.	LIMITATIONS:

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine if the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPENDIX C

SPARTAN MOTORS, INC.

COMPENSATION COMMITTEE CHARTER

[To be provided]

ANNUAL MEETING OF SHAREHOLDERS OF

SPARTAN MOTORS, INC.

May 23, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\/ Please detach along perforated line and mail in the envelope provided. \/

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Your Board of Directors Recommends That You VOTE FOR ALL NOMINEES AND FOR ALL OTHER PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

							FOR	AGAINST	ABSTAIN
1.		To elect two directors for three-year terms expiring in 2010.			2.	Proposal to approve the Amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock.	☐	☐	☐

			NOMINEES:		3.	Proposal to approve the Stock Incentive Plan of 2007.	☐	☐	☐
	☐	FOR ALL NOMINEES	☐	David R. Wilson
			☐	George Tesseris	4.	Proposal to ratify the Audit Committee's appointment of BDO Seidman LLP as independent auditors for the current fiscal year.	☐	☐	☐
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

	☐	FOR ALL EXCEPT (See instruction below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to that nominee's name. Fill in the circle as shown here:	•

To change the address on your account, please check the box at right and indicate your new address in the address space above.
Please note that changes to the registered name(s) on the
account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. If shares are held jointly, each holder should sign. If signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY		PROXY
SPARTAN MOTORS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
for the Annual Meeting of Shareholders to be held May 23, 2007

          The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Shareholders of Spartan Motors, Inc. to be held at the Plant 8 of Spartan Chassis, Inc. located at 1000 Reynolds Road, Charlotte, Michigan 48813, on May 23, 2007 and hereby appoints Richard J. Schalter and James W. Knapp, and each of them, proxies of the undersigned, each with full power of substitution, to vote all shares of common stock of Spartan Motors, Inc. held of record by the undersigned as of April 3, 2007 at such Annual Meeting, and at any adjournment thereof, for the purposes of acting upon the proposals referred to on the reverse side, and of acting in their discretion upon such other matters as may come before the meeting.

          You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE. If this Proxy is properly executed, the shares will be voted as specified. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees listed for directors and FOR the approval of the proposals identified on this Proxy. The shares represented by this Proxy will be voted in the discretion of the proxies on any other matters that may come before the meeting. The proxies cannot vote your shares unless you sign and return this card.

(Continued and to be signed on the reverse side)